As filed with the Securities and Exchange Commission on November 3, 2005
                                                          Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             THE JUSTICE FUND, LTD.
                 (Name of Small Business Issuer in Its Charter)

          Illinois                          B522                  20-1464575
(State or Other Jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
 Incorporation or Organization)  Classification Code Number) Identification No.)

                               3346Commercial Ave.
                              Northbrook, IL 60062
                            Telephone: (847) 271-7711
               (Address, Including Zip Code, and Telephone Number,
              Including Area Code, of Principal Executive Offices)

                            Ronald K. Goulding, Esq.
                             Chief Executive Officer
                            134 N. LaSalle St., #1515
                                Chicago, IL 60602
                                 (312) 726-0345
    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                          Code, of Agent for Service)

                          Copies of communications to:
                             DARRIN M. OCASIO, ESQ.
                       Sichenzia Ross Friedman Ference LLP
                      1065 Avenue of the Americas, 21st Fl.
                            New York, New York 10018
                            Telephone: (212) 930-9700
                           Telecopier: (212) 930-9725

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|



                                               CALCULATION OF REGISTRATION FEE
---------------------------- -------------------- ----------------------- ---------------------- ----------------------
Title of each class                                  Proposed maximum        Proposed maximum
of securities to be            Amount to be          offering price          aggregate offering     Amount of
registered(1)                  registered            per share(2)            price                  registration fee
---------------------------- -------------------- ----------------------- ---------------------- ----------------------
Common stock, no par value      7,412,500(3)            $1.00                    $7,412,500            $872.45
---------------------------- -------------------- ----------------------- ---------------------- ----------------------
Common stock, no par value      5,500,000 (4)           $1.00                    $5,500,000            $647.35
---------------------------- -------------------- ----------------------- ---------------------- ----------------------
Total                          12,912,500                                       $12,912,500          $1,519.80
---------------------------- -------------------- ----------------------- ---------------------- ----------------------

(1) Includes shares of our common stock, no par value, which may be offered pursuant to this registration statement, which shares are issuable upon (i) the exercise of warrants by the selling stockholders, and (ii) a distribution to shareholders of AdZone Research, Inc. (AdZone), and a distribution to shareholders of Senticore, Inc. (Senticore) of shares of our common stock which AdZone and Senticore acquired from us pursuant to a certain Joint Venture/ Distributorship Agreement dated as of September 9, 2004, as amended. We are also registering such additional shares of common stock as may be issued as a result of stock-splits, stock dividends and similar transactions pursuant to Rule 416. This also includes 3,000,000 shares of common stock purchased by The Nutmeg Group, LLC (Nutmeg) on December 1, 2004, plus 3,000,000 shares issuable upon the exercise of Nutmeg's warrants pursuant to a certain Subscription Agreement dated as of December 1, 2004. Further, this includes an aggregate of 1,912,500 shares of our common stock held by certain of our existing stockholders. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon exercise of the warrants.

(2) Fee calculated in accordance with Rule 457 of the Securities Act.

(3) Includes a good faith estimate of shares of common stock (i) that are held by Senticore and AdZone which are being registered for a distribution to their shareholders, (ii) purchased by Nutmeg, and (iii) previously issued to certain of our existing stockholders.

(4) Includes a good faith estimate of shares of common stock issuable upon the exercise of common share purchase warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED NOVEMBER 3, 2005

12,912,500 Shares of Common Stock, Including 2,500,000 Shares for a Distribution

                             THE JUSTICE FUND, LTD.

     This prospectus covers 12,912,500 shares of our common stock, including (i) 7,412,500 shares of common stock and (ii) 5,500,000 shares of common stock issuable upon the exercise of warrants. 2,500,000 of the 12,912,500 shares of common stock being registered are held by Senticore and AdZone for distribution to their respective shareholders. These shareholders will receive shares of The Justice Fund's common stock proportionate to their ownership of shares of Senticore and/or AdZone as of the record date for the distribution. The record date for the distribution will correspond to the effective date of the registration statement. Distribution of the common stock to Senticore and AdZone shareholders will be made within 30 days of the date of the final prospectus.

     The selling shareholders listed on page of this prospectus are offering up to 12,912,500 shares of our common stock under this prospectus. The number of shares that the selling shareholders may sell are comprised solely of shares of common stock, some of which they will receive if they exercise warrants for the purchase of shares of common stock. Through this prospectus, we are only registering the re-sale of the shares of common stock, including those to be issued upon the exercise of warrants.

     Senticore and AdZone are "underwriters" within the meaning of the Securities Act of 1933 in connection with the distribution of the shares of each to its shareholders. The shareholders of theses companies receiving shares in the distribution by the company may be considered an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares.

     There is currently no public market for The Justice Fund's securities. Until such time as a market price for our common stock is quoted on the OTC Bulletin Board, the selling shareholders will sell their shares at a price of $1.00 per share. Thereafter, they may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. The shares of common stock registered in this offering that are issuable upon the exercise of warrants are exercisable at $.50 per share. If these warrants are fully exercised, we will receive approximately $2,750,000 from the exercise of the warrants.

     Our common stock is not publicly traded. An application will be filed with the National Association of Securities Dealers (NASD) for the public trading of our common stock on the OTC Bulletin Board, but there is no assurance that our common stock will be quoted on the OTC Bulletin Board or any Exchange.

     The exercise of outstanding warrants will dilute the percentage ownership of our other stockholders and could adversely affect the market price of our common stock.

          INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK
                     See "Risk Factors" beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is November __, 2005

                             THE JUSTICE FUND, LTD.
                                Table of Contents

                                                                                                        Page No.

Prospectus Summary                                                                                         5

Risk Factors                                                                                               8

Forward Looking Statements                                                                                13

The Distribution                                                                                          14

Use of Proceeds                                                                                           17

Determination of Offering Price                                                                           17

Description of our Securities                                                                             20
..........
Selling Shareholders                                                                                      20

Plan of Distribution                                                                                      22

Legal Proceedings                                                                                         24

Directors, Executive Officers, Promoters and Control Persons                                              25

Security Ownership of Certain Beneficial Owners and Management                                            27

Our Business                                                                                              29

Description of Property                                                                                   31

Management's Discussion and Analysis of Financial Condition
     and Results of Operations                                                                            31

Financial Statements                                                                                      35

Certain Relationships and Related Transactions                                                            53

Market for Common Equity and Related Shareholder Matters                                                  53

Executive Compensation                                                                                    54

Legal Matters and Experts                                                                                55-56

Where You Can Find More Information                                                                       56


      As used in this prospectus, the terms "we", "us", "our", and "TJF" mean The Justice Fund, Ltd., unless otherwise indicated.

                               PROSPECTUS SUMMARY

     This summary highlights important information about our business and about this offering. Because it is a summary, it does not contain all the information you should consider before investing in our securities. Please read the entire prospectus.

The Justice Fund, Ltd.

     The Justice Fund, Ltd. (TJF), with the use of the Net Get system (developed by AdZone Research, Inc.), will endeavor to engage therewith in the following ventures:

     1) Anti-spamming (using an "ant trap" or "spam trap", as developed by AdZone) to be marketed to internet service providers;

     2) Data mining technology, as developed by AdZone, for online copyright infringements and advertising infringements;

     3) Seeking information that may lead to Terrorist networks and financiers and other participants in Terrorist activities for the purpose of prosecuting claims and thus pursuing the assets of financiers and other participants, to the extent of accessible holdings worldwide.

     Commercial exploitation of the Net Get system - TJF will market, on a contingent fee basis, to victims of piracy, Internet service provider victims of spam, victims of Terrorist activities. TJF will seek out the victims, through its contacts in the entertainment industry, for engagements, to then share recoveries from those who use images, voice or other likeness in advertisements, without authorization from the victim.

     Additionally, having nothing to do with AdZone, TJF will establish a Legal fund for lending to personal injury plaintiffs and their attorneys. In exchange, given the risks associated therewith, TJF will charge an extremely attractive rate of interest, always conforming to local laws regarding interest rates chargeable. This will often enable plaintiffs to continue pursuit of their litigation, instead of abandoning their claim or settling at deep discounts, as many today are otherwise forced to do.

Plans To Become a Publicly Trading Company

     We plan to become public upon the effectiveness of this registration statement and file an application on Form 211 with the NASD to have our securities traded on the Over-The-Counter-Bulletin Board.

     1,000,000 shares of our common stock and 1,000,000 warrants exercisable into shares of our common stock were issued to Senticore, and 1,500,000 shares of our common stock and 1,500,000 warrants exercisable into shares of our common stock were issued to AdZone, pursuant to a certain Joint Venture/Distributorship Agreement dated as of September 9, 2004, as amended. Shareholders of Senticore and AdZone will receive shares of The Justice Fund's common stock, proportionate to their ownership of shares of Senticore and AdZone as of the record date for the distribution. Our common stock may be publicly traded, and we believe that this will improve our access to the capital markets for additional growth capital. See "Distribution" on page 20. We can offer no assurances that an active market for our securities will develop.

     Both Senticore and AdZone have indicated that they intend to distribute our common stock to their respective shareholders within 30 days after the registration statement is declared effective.

     Except with regard to the exercise of outstanding common share purchase warrants, we will not receive any proceeds from the distribution of the shares of common stock.

How to Contact Us

     We maintain our principal offices at 3346 Commercial Ave., Northbrook, IL 60062. Our telephone number at that address is (847) 291-7711 and our fax number is (847) 291-7733.

Number of Shares Being Offered

     This prospectus covers the resale by the selling stockholders named in this prospectus of up 12,912,500 shares of our common stock, including (i) 7,412,500 shares of common stock and (ii) 5,500,000 shares of common stock issuable upon the exercise of warrants which may be issued to the selling stockholders, including (i) 3,000,000 shares of our common stock and 3,000,000 shares our of common stock issuable upon the exercise of outstanding common stock purchase warrants issued in connection with a certain December 2004 Subscription Agreement, (ii) 1,912,500 shares of common stock held by our existing shareholders, and (iii) an aggregate of 2,500,000 shares of common stock and 2,500,000 shares issuable upon exercise of warrants issued in connection with the transaction with Senticore and AdZone pursuant to a Joint Venture/Distributorship Agreement between AdZone Research, Inc., Senticore, Inc., and The Justice Fund, Ltd. dated as of September 9, 2004, as amended. The selling stockholders may sell the shares of common stock in the public market, if one develops, or through privately negotiated transactions or otherwise. The selling stockholders may sell these shares of common stock through any means described in the section entitled "Plan of Distribution".

Number of Shares Outstanding

     82,000,000 shares of our common stock were issued and outstanding as of October 27, 2005. Since that time, no additional shares of our common stock were issued.

Use of Proceeds

     Except with regard to the exercise of outstanding common share purchase warrants, we will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholder. If all of the warrants are exercised, we estimate that the total proceeds we will receive from the exercise of these warrants will be $2,750,000, assuming all the warrants get exercised, at $.50 per share. We will use any proceeds from the exercise of the warrants for working capital and general corporate purposes. We will, however, incur all costs associated with this registration statement and prospectus.

                            Summary of Financial Data

     The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements from inception to the period ended December 31, 2004 (in each case including the notes to those financial statements), and our reviewed financial statements for the three-month period ended June 30, 2005, which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page 31 of this prospectus



---------------------------------------- ------------------------------
                                                  Inception to
                                                December 31, 2004
                                                    (audited)
---------------------------------------- ------------------------------

Revenue                                              None
---------------------------------------- ------------------------------

Net Loss for the Period                            $708,049
---------------------------------------- ------------------------------

Loss Per Share - basic and                             (.01)
diluted
---------------------------------------- ------------------------------

                                                    As of
                                              December 31, 2004
                                                  (audited)
---------------------------------------- ------------------------------

Working Capital                                        $709
---------------------------------------- ------------------------------

Total Assets                                           $709
---------------------------------------- ------------------------------

Total Share Capital                                $880,000
---------------------------------------- ------------------------------

Accumulated Deficit                                $708,049
---------------------------------------- ------------------------------

Total Stockholders' Defict                          ($5,549)
---------------------------------------- ------------------------------

---------------------------------------- ------------------------------
                                               As of June 30, 2005
                                                   (unaudited)
---------------------------------------- ------------------------------

Revenue                                              None
---------------------------------------- ------------------------------

Net Loss for the Period                          $174,546
---------------------------------------- ------------------------------

Loss Per Share - basic and                          $(.00)
diluted
---------------------------------------- ------------------------------
                                             As of June 30, 2005
                                                  (unaudited)
---------------------------------------- ------------------------------

Working Capital                                    $135,825
---------------------------------------- ------------------------------

Total Assets                                       $135,825
---------------------------------------- ------------------------------
Total Share Capital                              $1,280,000
---------------------------------------- ------------------------------
Accumulated Deficit                                $882,595
---------------------------------------- ------------------------------

Total Stockholders' Equity                         $135,105
---------------------------------------- ------------------------------

                                  RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, BEFORE YOU DECIDE TO BUY OUR SECURITIES. IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A RECENTLY FORMED BUSINESS WITH VERY LITTLE OPERATING HISTORY. THEREFORE YOU HAVE NO BASIS ON WHICH TO DETERMINE IF WE CAN BE SUCCESSFUL.

     We were organized on August 4, 2004 and have a very short history of operations. During the period ended December 31, 2004 we incurred a net loss of $708,049 with no revenues. During the three and six months ended June 30, 2005, we incurred a net loss of $61,599 and $174,546, respectively, with no revenues. Because we have a short operating history, you will have no basis upon which to accurately forecast our future operations, including sales, or to judge our ability to develop our business. If you purchase our securities, you may lose your entire investment.

BECAUSE WE HAVE NOT EARNED ANY REVENUES, THE SUCCESS OF OUR BUSINESS REQUIRES CONTINUED FUNDING. IF WE CANNOT RAISE THE MONEY WE NEED TO SUPPORT OUR OPERATIONS UNTIL WE EARN SIGNIFICANT REVENUES, WE MAY BE REQUIRED TO CURTAIL OR TO CEASE OUR OPERATIONS AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

     Our ability to develop our business depends upon our receipt of money to continue our operations while we introduce our service and a market for it to develop. If this funding is not received as needed, it is unlikely that we could continue our business, in which case you would lose your entire investment.

     To the extent that we need more money, we cannot assure you that additional financing will be available to us when needed, on commercially reasonable terms, or at all. If we are unable to obtain additional financing as needed, we may be required to curtail the manufacturing and marketing of our product and possibly cease our operations.

     Our independent accountants have included an explanatory paragraph in their report on our financial statements set forth in this prospectus stating that because of our development enterprise status and the significant losses and our working capital deficit there is substantial doubt that we can continue as a going concern. In the absence of revenue and profits, the consequences of our public accountants' going concern qualification may inhibit our ability to raise additional capital if and when needed, on commercially reasonable terms, or at all. If we do not generate revenue and profits and are unable to obtain additional financing as needed, we may be required to curtail the manufacturing and marketing of our products and possibly cease our operations.

WE ARE SUBJECT TO THE RISKS AND UNCERTAINTIES INHERENT IN NEW BUSINESSES. IF WE FAIL TO ACCURATELY FORECAST OUR CAPITAL NEEDS OR IF OUR PRODUCT DOES NOT EARN SIGNIFICANT REVENUES OUR BUSINESS COULD FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

     We are subject to the risks and uncertainties inherent in new businesses, including the following:

     o Our projected capital needs may be inaccurate, and we may not have enough money to develop our business and bring our services to market as we planned;

     o We may experience unanticipated development or marketing expenses, which may make it more difficult to develop our business and bring our services to market;

     o Even if we are able to develop our services and bring them to market, we may not earn enough revenues to cover the costs of operating our business.

     If we are unsuccessful in our efforts to develop our business and if the services we provide do not produce revenues as we project, we are not likely to never become profitable and we may be required to curtail some or all of our operations. If that happened you could lose your entire investment.

WE ARE DEPENDENT FOR OUR SUCCESS ON A FEW EMPLOYEES. THE LOSS OF ONE OR MORE OF THESE EMPLOYEES COULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

     Our future success will depend, to a significant degree, on the continued services of our President, Ronald Goulding. We currently do not have an employment agreement in place with Mr. Goulding, nor do we maintain key man life insurance for him. Although we have not had problems attracting or retaining any key employee or consultant in the recent past and do not anticipate such problems, loss of the services of Mr. Goulding would have a material adverse effect on our business and operations.

WE CANNOT GUARANTEE YOU THAT A MARKET WILL DEVELOP FOR OUR PRODUCTS AND SERVICES. IF A MARKET FOR OUR PRODUCTS OR SERVICES DOES NOT DEVELOP, OR IF IT DOES NOT DEVELOP AS ANTICIPATED, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

     To our knowledge, there are no other case loans available that are packaged and presented like ours. However, we must be able to successfully differentiate our product from other stand-alone plaintiff loan services. We also must be able to successfully market Anti-spamming, Data mining technology, and our ability to seek information that may lead to Terrorist networks and financiers.

     We cannot guarantee you that a market will develop for our lending business, that our lending activities will prove profitable or that we will be repaid on the loans. In addition, we cannot guarantee that our use of the Net Get System will be successful, that it will function as anticipated by properly identifying spammers or Terrorist activities or that we will receive income as a consequence of identifying spammers or Terrorist activities. Furthermore, we can give no assurance that our data mining technology will identify copyright or advertising infringements or that we will receive income as a consequence of identifying such infringements.

     We cannot assure you that we can develop a market for any of these products or technologies. Our inability to successfully develop a market for these products or technologies, or for any of these products or technologies, will have a material adverse effect on our business, operating results and financial condition and would render your investment worthless.

WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN DEVELOPING AND
COMMERCIALIZING OTHER SERVICES. IF WE DO NOT DEVELOP AND COMMERCIALIZE OTHER SERVICES, AND IF OUR CURRENT CASE LOANS CANNOT BE SUCCESSFULLY MARKETED, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

     Our ability to successfully develop any additional services is uncertain. Potential new services may require additional research, development, testing, regulatory approval and additional investment prior to their commercialization, which may not be successful. There can be no assurance that we can develop commercially successful services. This means that the value of your investment would be dependent upon whether or not our current line of services are commercially successful and generates substantial revenues. We cannot assure you this will happen. If our current line of services is not commercially successful and we have no other services to market, you could lose your entire investment.

WE COULD BE SUBJECT TO PRODUCT LIABILITY CLAIMS. OUR INSURANCE MAY NOT BE ADEQUATE TO PAY SUCH CLAIMS. IF WE WERE REQUIRED TO PAY A CLAIM, OUR BUSINESS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED AND YOUR INVESTMENT MAY DECLINE IN VALUE.

     Liability might result from claims made by consumers who use our services. We intend to carry product liability insurance in amounts that we believe to be adequate, but we can give no assurance that such insurance will remain available at a reasonable cost or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. The obligation to pay any product liability claim could have a material adverse effect on our business and financial condition and could cause the value of your investment to decline.

WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR TRADEMARKS OR OTHER INTELLECTUAL PROPERTY OR WE COULD BECOME INVOLVED IN LITIGATION WITH OTHERS REGARDING OUR INTELLECTUAL PROPERTY. EITHER OF THESE EVENTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     We rely on a combination of trademark laws, nondisclosure, trade secret and other contractual and technical measures to protect our proprietary rights in our service. However, we cannot assure you that these provisions will be adequate to protect our proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

     Although we believe that our intellectual property does not infringe upon the proprietary rights of third parties, others may claim that we have infringed on their products.

     If we were to become involved in disputes regarding the use or ownership of intellectual property rights, we could incur substantial costs in defending or prosecuting any such action and the defense or prosecution of the action would likely result in a diversion of management resources. In addition, in order to settle such an action we could be required to acquire licenses from others or to give licenses to others on terms that are not beneficial to us. Any dispute relating to our intellectual property could have a material adverse effect on our business.

RISKS ASSOCIATED WITH OWNERSHIP OF OUR SECURITIES:

THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK. WITHOUT A TRADING MARKET, PURCHASERS OF THE SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

     There is a presently no publicly-quoted market price for our common stock and as a result our stock price could be extremely volatile. We have applied for listing of our common stock on the OTC Bulletin Board, and in the future a limited trading market for our common stock may develop. There can be no assurance that our common stock will be approved for trading on the OTC Bulletin Board or any other market, or that if approved for trading that a regular trading market for our common stock will ever develop or be sustained. If for any reason our common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

     Consequently, our stock price, if and when publicly-traded, is likely to be volatile and is likely to continue to be volatile. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. The institution of such litigation against us could result in substantial costs to us and a diversion of our management's attention and resources.

EVEN IF PUBLICLY-TRADED IN THE FUTURE, OUR COMMON STOCK MAY BE SUBJECT TO "PENNY STOCK" RESTRICTIONS.

     If our common stock becomes publicly-traded and our stock price remains at less than $5, we will be subject to so-called penny stock rules which could decrease our stock's market liquidity.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:


     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.


     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:


     o obtain financial information and investment experience objectives of the person; and


     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.


     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:


     o sets forth the basis on which the broker or dealer made the suitability determination; and


     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.


     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. If you are a victim of securities fraud, you have rights and remedies under state and federal laws, which include rescission and compensatory damages. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THERE ARE A SIGNIFICANT AND INDETERMINATE NUMBER OF SHARES UNDERLYING OUR WARRANTS AND THE EXERCISE AND SALE OF THESE SHARES MAY CAUSE THE PRICE OF OUR STOCK TO DROP AND MAY SUBJECT OUR CURRENT SHAREHOLDERS TO SIGNIFICANT DILUTION.

     The exercise of outstanding warrants will dilute the percentage ownership of our other stockholders and could cause the market price of our common stock to drop. As of October 27, 2005, there will be outstanding warrants to purchase an aggregate of 5,500,000 shares of our common stock. The exercise of outstanding warrants will dilute the percentage ownership of our other stockholders.

     In addition, the number of shares of our common stock issuable to Senticore and AdZone in connection with the distribution, and to Nutmeg in connection with the private placement, is not a fixed number. Instead, it is dependent upon the closing price on the day our company becomes public. In the event that our stock price closes below $.20 per share on its initial day of being publicly traded, additional shares and warrants would be issuable to Nutmeg, in proportion to the price by which it is less than $.20 per share. Further, in the event that our stock price closes below $.10 per share on its initial day of being publicly traded, additional shares and warrants would be issuable to Senticore and AdZone in proportion to the price by which it is less than $.10 per share. The potential issuance of such additional shares and warrants will dilute the percentage ownership of our other stockholders.

                       RISKS RELATING TO THE DISTRIBUTION

NUTMEG, AND SENTICORE AND ADZONE SHAREHOLDERS MAY WANT TO SELL THEIR JUSTICE FUND SHARES AFTER THEY ARE RECEIVED IN THE DISTRIBUTION, AND THIS COULD ADVERSELY AFFECT THE MARKET FOR OUR SECURITIES

     Senticore and AdZone will distribute 2,250,000 shares of our common stock, to their shareholders in the distribution. Management of Senticore and AdZone made the decision to accept our shares and warrants as fees, without shareholder approval and their shareholders who will now be our shareholders, may not be interested in retaining their investment in us. Since Senticore and AdZone shareholders will receive registered shares in the distribution, they will generally be free to resell their shares immediately upon receipt. If any number of Senticore and AdZone shareholders offer their shares for sale, the market for our securities could be adversely affected.

                           FORWARD LOOKING STATEMENTS

     The federal securities laws provide a safe harbor for certain forward-looking statements. This safe harbor protects us from liability in a private action arising under either the Securities Act of 1933 or the Securities Exchange Act of 1934 for forward-looking statements that are identified as such and accompanied by meaningful cautionary statements, or are immaterial.

     This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "predict," "potential," "continue," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," or the negative of these terms or other comparable terminology. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including for example, our inability to obtain financing when and if we need it and other factors, many of which may be outside our control. Consequently, you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail under the sections titled, "Risk Factors" and "Management Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus.

     The forward-looking statements speak only as of the date on which they are made and, except as required by law; we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                              THE DISTRIBUTION


RECORD DATE                   Shareholders of Senticore and AdZone will receive
                              shares of The Justice Fund, Ltd., proportionate to their ownership of Senticore and AdZone as of the record date for the distribution.

RECORD HOLDERS                AdZone currently has approximately 5,000
                              shareholders and Senticore will also, by the time of the distribution, anticipates having approximately 5,000 shareholders, and TJF has 12 shareholders. Immediately following the distribution, The Justice Fund will have approximately 10,000 shareholders.

PROSPECTUS                    A copy of this prospectus will accompany each
                              certificate being distributed to Senticore and AdZone shareholders on the distribution date.

DISTRIBUTION DATE             2,250,000 shares of The Justice Fund common stock,
                              will be delivered by Senticore and AdZone to Interwest Transfer Co, Inc. and Island Stock
                              Transfer, the distribution agents, within ten days of the date of this prospectus and the distribution agent will distribute the share certificates to shareholders of Senticore and AdZone (along with a copy of this prospectus), within thirty days thereafter.

LISTING AND TRADING           There is currently no public market for our
                              shares. Upon completion of this distribution, our shares will not qualify for trading on any national or regional stock exchange or on the NASDAQ Stock Market. An application will be filed with the National Association of Securities
                              Dealers (NASD) for the public trading of our Common Stock on the OTC Bulletin Board, but there is no assurance that the our common stock will be quoted on the OTC Bulletin Board. Even if a market develops for our common shares, we can offer no assurances that the market will be active, or that it will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market, which develops investor perception of our business, general market conditions, and our growth prospects.

                   BACKGROUND AND REASONS FOR THE DISTRIBUTION
                   -------------------------------------------

     The Justice Fund incurred $708,049 in operating losses for the period from its inception to its period ended December 31, 2004. In addition, The Justice Fund incurred $61,599 and $174,076 in operating losses for the three and six months ended June 30, 2005, respectively. As The Justice Fund continues to grow and produce revenue, they will require additional capital. Management believes that the distribution and the resulting status of The Justice Fund as a publicly traded company will provide them with additional opportunities to access the public equity markets for growth capital.

     On September 9, 2004, we entered in a Joint Venture/Distributorship Agreement with Senticore and AdZone pursuant to which we and Senticore were appointed by AdZone to become the exclusive distributor of AdZone's proprietary Net Get system in Asia and South America. We, with the use of the Net Get system will endeavor to engage therewith in the following ventures:

          1) Anti-spamming (using an "ant trap" or "spam trap", as developed by AdZone) to be marketed to internet service providers;

          2) Data mining technology, as developed by AdZone, for online copyright infringements and advertising infringements;

          3) Seeking information that may lead to Terrorist networks and financiers and other participants in Terrorist activities for the purpose of prosecuting claims and thus pursuing the assets of financiers and other participants, to the extent of accessible holdings worldwide.

     Commercial exploitation of the Net Get system - We will market, on a contingent fee basis, to victims of piracy, Internet service provider victims of spam, victims of Terrorist activities. We will seek out the victims, through its contacts in the entertainment industry, for engagements, to then share recoveries from those who use images, voice or other likeness in advertisements, without authorization from the victim.

     For and in consideration for the exclusive and non-exclusive distribution rights granted to us and Senticore, AdZone is entitled to the following fees:
(i) $300,000 by no later than November 30, 2004, (ii) Senticore will pay AdZone $150,000, and (iii) we will pay AdZone $150,000. In addition, we and Senticore agreed to purchase, or cause to be purchased, within the Asia and South America, AdZone products on the following schedule:

     o $500,000 U.S. during the second 12 month period following the execution of the agreement;
     o    $750,000 U.S. during the succeeding 12 month period; and
     o    $1 million U.S. during the succeeding twelve (12) month period.

     The parties agreed that purchases in any single year will be credited forward to meet the purchasing requirements in any subsequent year.

     1.   As a marketing fee, AdZone will pay Senticore $150,000; and

     2.   For the database of information ,we will pay Senticore $100,000.

     Additionally, having nothing to do with AdZone, we will establish a Legal fund for lending to personal injury plaintiffs and their attorneys. In exchange, given the risks associated therewith, we will charge an extremely attractive rate of interest, always conforming to local laws regarding interest rates chargeable. This will often enable plaintiffs to continue pursuit of their litigation, instead of abandoning their claim or settling at deep discounts, as many today are otherwise forced to do.

     In addition, on September 9, 2004 we entered into a Supplemental Agreement to the Joint Venture/Distributorship Agreement with Senticore and AdZone pursuant to which the parties provided for the disposition of shares of common stock and warrants to purchase common stock as in-kind payments for the aforementioned cash fees payable by the parties pursuant to the Joint

Venture/Distributorship Agreement. A party is permitted to issue such number of shares of its common stock, at its option, in an amount equal to the average closing bid price on the five trading days immediately prior to the date on which the registration statement is declared effective (the "Applicable Price"), provided that the paying party also pays an equal number of warrants exercisable at 85% of the Applicable Price, exercisable for a period extending at least 45 days from the date on which the registration statement is declared effective.

     In the event that we, AdZone or Senticore elect to pay the aforementioned fees pursuant to the Joint Venture/Distributorship Agreement in common stock and warrants, the payor will use its best efforts to (i) within 45 days following such closing, prepare and file a registration statement to register a sufficient number of shares of common stock to accommodate the fees and to register the shares of common stock into which the warrants are exercisable, as soon as practicable following closing, and (ii) use its best efforts to have the registration statement declared effective within 120 days following such closing, and thereafter to cause the registration statement to remain effective through December 31, 2008. If the registration statement is not effective within 150 days of the execution of the Supplemental Agreement, then the payor shall pay to the payee, in cash, an amount equal to one percent (1%) of the fee. For each further thirty-day period thereafter until the registration statement is effective, the payor shall pay to the payee, in cash, an amount equal to an additional one percent (1%) of the fee, until the fee is paid in full.

     On September 9, 2004, we entered into a an Amended Supplemental Agreement, which amends the Joint Venture/Distributorship Agreement and Supplemental Agreement, each dated as of September 9, 2004, with AdZone Research, Inc. and Senticore, Inc. pursuant to which we issued an aggregate of 2,500,000 shares of our common stock and warrants to purchase an aggregate of 2,500,000 shares of our common stock to AdZone and Senticore as in-kind payments for the aforementioned fees. The warrants are exercisable at $.50 per share.

     The distribution will leave shareholders of Senticore and AdZone with 900,000 and 1,350,000 shares, respectively, of The Justice Fund.

                    MECHANICS OF COMPLETING THE DISTRIBUTION
                    ----------------------------------------

     Within thirty days of the date of this prospectus, Senticore and AdZone will deliver 900,000 and 1,350,000 shares, respectively, of our common stock to the distribution agents, Interwest Transfer Co, Inc. and Island Stock Transfer, to be distributed to their shareholders in proportion to their stock ownership in Senticore and AdZone.

     If you hold Senticore and AdZone shares in a brokerage account, your TJF shares of common stock will be credited to that account. If you hold your Senticore and AdZone shares in certificated form, a certificate representing shares of your common stock will be mailed to you by the distribution agent. The mailing process is expected to take about thirty days.

         No cash distributions will be paid. Although the shares shall be distributed to the shareholders of Senticore and AdZone in proportion to their stock ownership in Senticore and AdZone, fractional shares will be rounded up to the nearest whole number, therefore, no fractional shares will be issued. No shareholder of Senticore and AdZone is required to make any payment or exchange any shares in order to receive our common shares in the distribution. Senticore and AdZone will bear all of the costs of the distribution, and TJF is bearing the costs of this registration statement.

                      TAX CONSEQUENCES OF THE DISTRIBUTION
                      ------------------------------------

     We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax free distribution under United States tax laws.

     The distribution of the TJF stock to Senticore and AdZone shareholders will constitute a dividend, taxable as ordinary income, in an amount equal to the fair market value of TJF stock on the date of the distribution, as determined in good faith by Senticore and AdZone. If required by tax laws, the distribution will be reported to the IRS on Form 1099-DIV. The tax impact of the distribution on Senticore and AdZone is not anticipated to be significant.

                                 USE OF PROCEEDS
                                 ---------------

     We will not receive any proceeds from the distribution of The Justice Fund common stock to shareholders of Senticore and AdZone or from the sale of the shares of the common stock by the selling shareholders pursuant to this prospectus. If the holders of the warrants exercise the warrants, the holders are required to pay the exercise price to us in cash. If all of the warrants are exercised, we estimate that the total proceeds we will receive from the exercise of these warrants will be $2,750,000, assuming all the warrants get exercised, at $.50 per share. We will use any proceeds from the exercise of the warrants for working capital and general corporate purposes.

                                 DIVIDEND POLICY
                                 ---------------

     We do not intend to pay dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to finance the growth and development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, results of operation, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

     The distribution described in this Prospectus is a dividend distribution of TJF common stock owned by Senticore and AdZone. 1,000,000 shares of our common stock and 1,000,000 warrants exercisable into shares of our common stock were issued to Senticore, and 1,500,000 shares of our common stock and 1,500,000 warrants exercisable into shares of our common stock were issued to AdZone, pursuant to a certain Joint Venture/ Distributorship Agreement dated as of September 9, 2004, as amended. Shareholders of Senticore and AdZone will receive shares of The Justice Fund's common stock, proportionate to their ownership of shares of Senticore and AdZone as of the record date for the distribution. We are also registering 2,500,000 shares of our common stock underlying warrants for resale by Senticore and AdZone as selling shareholders. In addition, we are registering 1,912,500 shares of our common stock for possible sale by our own shareholders, representing 2.5% of their holdings. Additionally, on December 1, 2004, The Nutmeg Group, LLC purchased 3,000,000 shares of common stock from the Company for $300,000 (at $0.10 per share), plus a warrant for every share. The warrants are exercisable at $.50 per share. In the event that the average of the closing bid prices for the first five days following our company becoming public is below $0.20 per share, we would be obligated to issue more shares (and more warrants) to The Nutmeg Group, to make up the difference, thus assuring a 50% discount to the market for our shares of common stock, plus an equal number of warrants. No new shares are being sold in this distribution and selling shareholders' registration statement. There is currently no public market for our securities. Until such time as a market price for our common stock is quoted on the OTC Bulletin Board, the selling shareholders will sell their shares at a price of $1.00 per share.

     Thereafter, they may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. Upon completion of the distribution and registration of shares for resale by the selling shareholders, TJF common stock may be traded in the over the counter market if one or more market makers elect to make a market in TJF securities. We can provide no assurances of the price at which TJF common stock will trade, if a market for its securities develop, nor can we provide any assurances that a market will develop.

                   CERTAIN MARKET INFORMATION AND MARKET RISKS
                   -------------------------------------------

     Our common stock has never been publicly-traded. Selling stockholders will sell their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board or other exchange. An application has been filed with the National Association of Securities Dealers (NASD) for a public quotation of our common stock on the OTC Bulletin Board market but there is no assurance that our common stock will be approved for trading in that market or on any other Exchange. In the event that a publicly-traded market for our common stock is established, the selling stockholders may sell their shares at either market-established prices or privately-negotiated prices. If a market does develop, the price of our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in our securities, may have a significant impact on the market price of our common stock.

                      DECEMBER 2004 SUBSCRIPTION AGREEMENT

     On December 1, 2004, we entered into a Subscription Agreement with The Nutmeg Group, LLC, pursuant to which Nutmeg purchased 3,000,000 shares of common stock from the Company for $300,000 (at $0.10 per share), plus a warrant for every share. The warrants are exercisable at $.50 per share. These warrants expire December 31, 2009. In the event that the average of the closing bid prices for the first five days following our company becoming public is below $0.20 per share, we would be obligated to issue more shares (and more warrants) to The Nutmeg Group, to make up the difference, thus assuring a 50% discount to the market for our shares of common stock, plus an equal number of warrants. The Nutmeg Group, LLC is a limited liability company that is owned by its members and managed by Randall Goulding, our President and CEO. Randall Goulding has voting and investment control over the shares. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

                            OUR EXISTING SHAREHOLDERS

     We are registering an aggregate of 1,912,500 shares of our common stock for resale by our existing shareholders, representing an aggregate of 2.5% of their holdings, in connection with the following transactions:

     o On December 27, 2004, we issued an aggregate of 30,000,000 shares of our common stock to Randall Goulding, our Secretary and Chairman of the Board of Directors, in consideration for founding our company. He created the corporation. He had the idea for the business, acted as the incorporator, and provided legal guidance. He also made the introductions to the strategic partners.

     o On December 27, 2004, we issued an aggregate of 3,000,000 shares of our common stock to Brandon Goulding, our Treasurer, in consideration for services performed on behalf of our company. He worked on the SB2, organized audit materials and assisted Randall Goulding with his work.

     o On December 27, 2004, we issued an aggregate of 2,000,000 shares of our common stock to Ryan Goulding, our Chief Financial Officer, in consideration for services performed on behalf of our company. He filed incorporation papers, provided assistance with the audit, and performed accounting and administrative services.

     o On December 27, 2004, we issued an aggregate of 17,500,000 shares of our common stock to Ronald Goulding, our President and Chief Executive Officer, in consideration for services performed on behalf of our company. He provided legal advice, and will lead the legal operations of the Corporation.

     o On December 27, 2004, we issued an aggregate of 17,500,000 shares of our common stock to Loren Comitor, our Vice President and Director, in consideration for services performed on behalf of our company. He is in charge of all advertising and marketing. He has lead meetings in which marketing plans were formulated. He has also created new and unique sales opportunities and will develop the sales materials.

     o On December 27, 2004, we issued an aggregate of 2,000,000 shares of our common stock to Adam Levinstein, our Chief Technology Officer, in consideration for services performed on behalf of our company. He is in charge of computer systems. He is currently setting up the computer networks and will be maintaining them.

     o On December 27, 2004, we issued an aggregate of 2,000,000 shares of our common stock to Alex Bosco. He is in charge of internet development. He is currently working on the Corporation's web-site. He will also execute all of the marketing materials for internal & external use.

     o On December 27, 2004, we issued 2,000,000 shares of our common stock to Randi White for services performed on behalf of our company. She has scheduled meetings and kept everything organized, and is in charge of administrative operations.

     o On April 2, 2005, we issued an aggregate of 500,000 shares of our common stock to a consultant in consideration for services performed on behalf of our company. In charge of setting up loans with new clients and filing for the Cila loan license.

                          DESCRIPTION OF OUR SECURITIES


Common Stock and Rights of Common Shareholders

     The securities being offered by the selling shareholders are shares of our common stock. We are authorized by our articles of incorporation, as amended, to issue 500,000,000 shares of common stock, no par value, of which only 82,000,000 have been issued as of May 31, 2005. Our common stock is currently not traded on any public exchange or over-the-counter bulletin board.

     Holders of the common stock are entitled to one vote per share on all matters subject to shareholder vote. If the board of directors were to declare a dividend out of funds legally available therefore, all of the outstanding shares of common stock would be entitled to receive such dividend. We have never declared dividends and we do not intend to declare dividends in the foreseeable future. If we were liquidated or dissolved, holders of shares of our common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities. Holders of our common stock do not have cumulative voting rights.

Warrants Exercisable into Common Stock

     Along with the shares, we also issued 5,500,000 warrants to Senticore, AdZone and Nutmeg. The warrants are exercisable at $.50 per share. The warrants issued to Nutmeg will expire on December 31, 2009. The warrants issued to Senticore and to AdZone and will expire forty-five days from the date of issuance. By exercising the warrants, each warrant holder is entitled to purchase one share of common stock per warrant. We are required to register shares of our common stock to cover 100% of the common shares issuable upon exercise of the warrants.

Transfer Agent

     Action Stock Transfer Corp., 7069 S. Highland Dr., Suite 300 Salt Lake City, UT 84121, is the transfer agent and registrar for our securities.

                              SELLING SHAREHOLDERS

     This prospectus relates to the offer and sale by the following selling stockholders of the indicated number of shares, plus those issuable pursuant to warrants held by these selling stockholders. The number of shares set forth in the table for the selling stockholders represent an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable to Senticore, AdZone and Nutmeg is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time including, among other factors, the market price of the common stock on the date on which the common stock is first traded on the OTCBB. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

     Except where indicated, none of the following selling stockholders have held any position or office within our company, nor have they had any other material relationship with us in the past three years.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                   Total Shares of     Total Percentage  Shares of       Beneficial     Percentage of  Benefical     Percentage of
                   Common Stock        of Common Stock   Common Stock    Ownership      Common Stock   Ownership     Common Stock
                   Issuable Upon Exer- Assuming Full     Included  in    Before the     Owned Before   After the     Owned After
Name               cise of Warrants    Exercise (2)      Prospectus(1)  Offering       the Offering    Offering (3)  the Offering(3)
----------------------------------
Randall Goulding          -              34.3%            750,000         30,000,000 (7)    39%(7)   29,250,000(7)        39% (7)
----------------------------------
Brandon Goulding          -               3.4%             75,000          3,000,000       3.9%       2,925,000          3.9%
----------------------------------
Ryan Goulding             -               2.3%             50,000          2,000,000       2.6%       1,950,000          2.6%
----------------------------------
Ronald Goulding           -              20.0%            437,500         17,500,000      22.9%      17,062,500         22.9%
----------------------------------
Loren Comitor             -              20.0%            437,500         17,500,000      22.9%      17,062,500         22.9%
----------------------------------
Randi White               -               2.3%             50,000          2,000,000       2.6%       1,950,000          2.6%
----------------------------------
Alex Bosco                -               2.3%             50,000          2,000,000       2.6%       1,950,000          2.6%
----------------------------------
Adam Levinstein           -               2.3%             50,000          2,000,000       2.6%       1,950,000          2.6%
----------------------------------
Robert Sherman            -               0.6%             12,500            500,000       0.7%         487,500          0.7%
----------------------------------
Senticore         1,000,000 (4)           2.3%          2,000,000                          0.0%               -          0.0%
----------------------------------
AdZone Research   1,500,000 (5)           3.4%          3,000,000                          0.0%               -          0.0%
----------------------------------
Nutmeg            3,000,000 (6)           6.9%          6,000,000                          0.0%               -          0.0%
----------------------------------

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     (1) Represents common stock that potentially may be issued, including upon the exercise of common share purchase warrants issued to the named selling stockholders as a purchaser of the common stock and the common share purchase warrants, exercisable until December 31, 2009 (in the case of The Nutmeg Group, LLC), exercisable within forty-five days from the date of issuance (in the case of Senticore, AdZone and their respective investors), all at a per share exercise price equal to 50 cents per share. Nutmeg's warrants contain a contractual restriction on beneficial share ownership. It provides that the holder may not exercise the warrant, to the extent that the exercise of the warrants would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our then issued and outstanding shares of common stock. For the purposes of this table, any contractual restriction on the number of securities the selling stockholders may own at any point in time has been disregarded. Pursuant to a registration rights agreement, we have agreed to register under the Securities Act of 1933, as amended, 100% of the shares of our common stock issuable to Nutmeg, Senticore, AdZone and their respective investors based on a 10 cent share price, and 100% of the shares of our common stock issuable upon exercise of the related warrants.

     (2) A total of 82,000,000 shares of common stock were issued and outstanding as of October 27, 2005. Accordingly, the percentages shown are based on 87,500,000 total issued and outstanding shares, on the assumption that all of the 12,912,500 shares of common stock covered by this prospectus are sold.

     (3)  Assumes that all securities registered will be sold.

     (4) Represents 1,000,000 shares of common stock issuable relative to underlying warrants exercisable at an exercise price per share equal to $.50 per share, proceeds of $500,000. These warrants expire forty-five days from the date of issuance.

     (5) Represents 1,500,000 shares of common stock issuable relative to underlying warrants exercisable at an exercise price per share equal to $.50 per share, proceeds of $750,000. These warrants expire forty-five days from the date of issuance.

     (6) Represents 3,000,000 shares of common stock issuable relative to underlying warrants exercisable at an exercise price per share equal to $.50 per share, proceeds of $1,500,000. These warrants expire December 31, 2009. The Nutmeg Group, LLC is a limited liability company that is owned by its members and managed by Randall Goulding. Randall Goulding has voting and investment control over the shares.

     (7) Randall Goulding is a manager of and owns 50% of the membership interests in The Nutmeg Group, LLC. Accordingly, by rules of attribution, shares and beneficial ownership of The Nutmeg Group may be considered as that of Randall Goulding. However, the converse was not deemed to be true. Additionally, Randall Goulding is the father of Brandon Goulding, and Ryan Goulding, and his brother is Ronald Goulding. However, Brandon Goulding, Ryan Goulding, and Ronald Goulding are all adults, and none of their shares are controlled by Randall Goulding.


                              PLAN OF DISTRIBUTION

     This prospectus covers 12,912,500 shares of our common stock, including the distribution of 2,500,000 shares of our common stock owned by both Senticore and AdZone. The distribution by Senticore and AdZone of the 2,500,000 shares of our common stock to their shareholders will be accomplished by direct mail upon effectiveness of the registration statement of which this prospectus is a part. The mechanics of this dividend distribution will be performed by their transfer agents, Interwest Transfer Co, Inc. and Island Stock Transfer, respectively. See "The Distribution" at page 1.

     The selling shareholders will sell their shares in public or private transactions at an initial price of $1.00 per share. Until such time as a market price for our common stock is quoted on the OTC Bulletin Board, selling shareholders may sell at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. The warrants are exercisable at 50 cents per share. If these warrants are fully exercised, we may receive as much as $2,750,000 from the exercise of the warrants.

     The shares of common stock being offered by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the applicable exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions;

(f) market sales (both long and short to the extent permitted under the federal securities laws);

(g) at the market to or through market makers or into an existing market for the shares;

(h) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i) a combination of any aforementioned methods of sale.

     In the event of the transfer by the selling stockholder of its shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

     In effecting sales, brokers and dealers engaged by a selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

     Senticore and AdZone are "underwriters" within the meaning of the Securities Act of 1933 in connection with the distribution of its shares to its shareholders. The shareholders of Senticore and AdZone receiving shares in the distribution by Senticore and AdZone may be considered an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of the distributed shares.

     A selling stockholder and any broker-dealers or agents that participate with that selling stockholder in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

     From time to time, a selling stockholder may pledge its shares of common stock pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933, which may be required in the event a selling stockholder defaults under any customer agreement with brokers.

     To the extent required under the Securities Act of 1933, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

     We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

     All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholder, the purchasers participating in such transaction, or both.

     Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rule

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                LEGAL PROCEEDINGS

None.

                                 USE OF PROCEEDS

     Except with regard to the exercise of outstanding common share purchase warrants, we will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholder. If all of the warrants are exercised, we estimate that the total proceeds we will receive from the exercise of these warrants will be $2,750,000, assuming all the warrants get exercised, at $.50 per share. We will use any proceeds from the exercise of the warrants for working capital and general corporate purposes.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The name, age and a description of the positions held by our directors, executive officers and key employees are as follows:

  Name                            Age                 Position(s)

Ronald Goulding                   62            President, CEO, Director
Randall Goulding                  55            Secretary, Chairman of the Board
Loren Comitor                     57            Vice-President, Director
Brandon Goulding                  28            Treasurer
Adam Levinstein                   23            Chief Technology Officer
Ryan Goulding                     26            Chief Financial Officer

     Ronald and Randall Goulding are brothers. Ryan and Brandon Goulding are the sons of Randall Goulding and the nephews of Ronald Goulding. There are no additional family relationships between any directors and executive officers.

     The size of our Board of Directors is currently fixed at three members. Members of the Board serve until the next annual meeting of shareholders and until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board.

     None of our directors or executive officers has, during the past five years,

     o filed, or had any bankruptcy petition filed by or against such person, or by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

     o been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

     o been subject to any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

     o been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Ronald Goulding

     Mr. Goulding has been our President, CEO and a director since its inception. From 1968 to present, Mr. Goulding has been a trial attorney, having founded the Law Offices of Ronald Kirk Goulding. Mr. Goulding has been admitted to practice before the Supreme Court of the United States, the United States Court of Claims, the United States Court of Appeals for the Seventh Circuit, the United States District Court for the Northern District of Illinois and the Supreme Court of the State of Illinois in 1968. Mr. Goulding received a B.A. in Political Science from North Park College in 1965 and his Juris Doctorate degree from the Kent College of Law in 1968.

Randall S. Goulding

     Mr. Goulding has been our Secretary and Chairman since its inception. Mr. Goulding is a certified public accountant and an attorney. From 1995 until 2003, Mr. Goulding served as a principal of equity investments with Paradigm Group, LLC ("Paradigm"), a Chicago-based investment and financial consulting organization. He negotiated and structured transactions for Paradigm, its investors and portfolio companies. From 1998 to present, Mr. Goulding served as general counsel to both Paradigm and The Adler Group, LLC (formerly, Adler Drobny Fischer, LLC), Certified Public Accountants & Consultants. Mr. Goulding received a business administration degree with a dual major in accounting and finance from the University of Illinois in 1971. He received his Juris Doctorate degree from DePaul Law School in 1978.

Loren Comitor

     Mr. Comitor has been our Vice President and a director since its inception. In 1975, Mr. Comitor founded Consultants for Creative Marketing and Advertising (CCM&A) and served as its president to this day. Since 1992, Mr. Comitor has served as an owner, partner and/or stockholder in various companies in the capacity of marketing and sales director, including 1-800-Dr-CHIRO, Jim McLean's Golf Warm-Ups, D'Apparel Sportswear and Headbands, Movin-U and Alternative Medicine Integration. In 1970, Mr. Comitor graduated from Southern Illinois University with a Batchelor of Arts Degree majoring in marketing.

Brandon S. Goulding


     Mr. Goulding has been our Treasurer since its inception. From 2004 to present, Mr. Goulding has worked as an analyst/portfolio manager for The Nutmeg Group, LLC. From 2002 to 2004, Mr. Goulding worked in social services as a General Education Development (GED) instructor for the Omega School, a non-profit organization in Madison, Wisconsin. From 2001-2002, he was with Epic Systems Corporation providing technical services. In 2001 Mr. Goulding graduated Magna Cum Laude from Edgewood College with a bachelor's degree in Mathematics.


Randi White


     Ms. White has been our Executive Assistant since its inception. From March 2004 to the present, Ms. White has served as the Director of Operations for The Nutmeg Group, LLC. From August, 1997 to February, 2004, Ms. White was the Executive Assistant for The Paradigm Group, LLC.


Adam Levinstein


     Mr.Levinstein has been our Chief Technology Officer since our inception. From 2001 to present, Mr. Levinstein served as the Chief Information Officer and founder of Tec N Tec Computer Solutions, LLC. (now Tec N Tec, Inc.). Tec N Tec provides its clients with network infrastructure, general computer consulting and support, web design, 3D animation, logo design, and corporate image. From 1998 to 2001, Mr. Levinstein participated in the structuring of Future Technology Solutions, a full service Information Technology and Staffing Provider. From 1997 to 1998, Mr. Levinstein worked as a technician at Power User, where he provided his clients with Internet-based technology solutions. Mr. Levinstein is self-taught and does not have a college degree.


Alex Bosco


     Mr. Bosco has been our Vice President of Web Development since its inception. From 1998 to the present, Mr. Bosco served as the head of Graphic Design & Web Development for Consultants for Creative Marketing and Advertising. Mr. Bosco graduated from the School of the Art Institute of Chicago (SAIC) in 2002 with a concentration in computer animation.


Ryan Goulding


     Mr. Goulding has been our Chief Financial Officer since its inception. From 2001 to the present, Mr. Goulding has worked for The Adler Group, LLC (previously Adler Drobny Fischer, LLC) as an accountant. Mr. Goulding received a BA from Augustana College in 2000.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the date of this prospectus, information regarding the beneficial ownership of our common stock before the offering with respect to each of our executive officers, each of our directors, each person known by us to own beneficially more than 5% of our common stock, and all of our directors and executive officers as a group. The term "executive officer" is defined as the Chief Executive Officer and President. Each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.


----------------------- -------------------------- ------------- ---------------
                                                     Number of
                                                       Shares
  Title of Class of                                 Beneficially    Percentage
     Security           Name and Address (1)         Owned (2)    Ownership (5)
----------------------- -------------------------- ------------- ---------------

Common Stock            Ronald Goulding  (3) (4)      17,500,000      21.34%
Common Stock            Randall Goulding (3) (4)      30,000,000      36.59%
Common Stock            Loren Comitor    (3) (4)      17,500,000      21.34%
Common Stock            Brandon Goulding (3)           3,000,000       3.66%
Common Stock            Ryan Goulding    (3)           2,000,000       2.44%
Common Stock            Adam Levinstein  (3)           2,000,000       2.44%

Directors and                                         42,000,000      51.22%
Officers as a Group
(6 persons)
Beneficial Owners       -------------------------- ------------- ---------------
Common Stock            The Nutmeg Group (6)           6,000,000      7.32%
----------------------- -------------------------- ------------- ---------------


(1) The address for Randall Goulding and for Loren Comitor is 3346 Commercial Ave, Northbrook, IL 60062. The address for Ronald Goulding 134 N. LaSalle St., #1515, Chicago, IL 60602. The address for The Nutmeg Group is 3346 Commercial Ave, Northbrook, IL 60062.

(2)  Shares.

(3)  Executive Officer.

(4)  Directors.

(5) Based upon 82,000,000 shares of common stock outstanding as of October 27, 2005.

(6) Since Randall Goulding is the manager of The Nutmeg Group, for purposes of the calculating percentage ownership, The Nutmeg Group's ownership is attributed to him.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under the Illinois General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

     The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Illinois General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Illinois General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  ORGANIZATION

Corporate History

     The Justice Fund, Ltd. (TJF) was conceived in the State of Illinois on August 4, 2004. Since that date, we have been in the process of issuing shares of our common stock to our founders, in consideration of their efforts in founding TJF and enabling TJF to commence operations; to Senticore and AdZone in consideration of them facilitating certain business opportunities, and in order to facilitate our anticipated distribution from Senticore and AdZone; and to Nutmeg for advancing start-up and operating capital to us.

Plans To Become a Publicly Trading Company

     We plan to be spun-off from Senticore and AdZone and file an application (Form 211) with the N.A.S.D. to have our securities traded on the Over-The-Counter-Bulletin Board.

                                  OUR BUSINESS

     The Justice Fund, Ltd. (TJF), with the use of the Net Get system (developed by AdZone Research, Inc.), will endeavor to engage therewith in the following ventures:

     1) Anti-spamming (using an "ant trap" or "spam trap", as developed by AdZone) to be marketed to internet service providers;

     2) Data mining technology, as developed by AdZone, for online copyright infringements and advertising infringements;

     4) Seeking information that may lead to Terrorist networks and financiers and other participants in Terrorist activities for the purpose of prosecuting claims and thus pursuing the assets of financiers and other participants, to the extent of accessible holdings worldwide.

     Commercial exploitation of the Net Get system - TJF will market, on a contingent fee basis, to victims of piracy, Internet service provider victims of spam, victims of Terrorist activities. TJF will seek out the victims, through its contacts in the entertainment industry, for engagements, to then share recoveries from those who use images, voice or other likeness in advertisements, without authorization from the victim.

     Additionally, having nothing to do with AdZone, TJF will establish a Legal fund for lending to personal injury plaintiffs and their attorneys. In exchange, given the risks associated therewith, TJF will charge an extremely attractive rate of interest, always conforming to local laws regarding interest rates chargeable. This will often enable plaintiffs to continue pursuit of their litigation, instead of abandoning their claim or settling at deep discounts, as many today are otherwise forced to do.

     Lawsuits are risky and often take years to settle or resolve. If a litigant has been injured, he may have lost wages and might need cash while his lawsuit is pending to pay his rent or mortgage, his household expenses, ongoing medical expenses, or just everyday bills. This serious financial pressure, might force him to accept low, inadequate settlement offers. Insurance companies and defense attorneys are well aware of these problems and can use delaying tactics to increase the pressure on a plaintiff to settle his case for a lesser sum. But The Justice Fund can provide the means by which he can seek full justice.

     Attorneys are generally barred, by legal and ethical rules, from loaning money to their clients. Despite these restrictions, however, personal injury attorneys are frequently besieged by requests from clients for loans. Banks will not risk loaning money secured only by a legal claim, but The Justice Fund will.

     An applicant for a loan will initially complete and submit a brief questionnaire, giving The Justice Fund some background about his case. At his direction, his attorney will also submit an informational form and any relevant investigation and/or other materials to enable The Justice Fund to evaluate the case's potential. This might include investigation reports, witness statements, experts' opinions, depositions or medical records. These materials will be reviewed quickly to determine an appropriate amount to be advanced, based upon the projected recovery from the claim.

     If it appears that a loan would be prudent, as determined by our staff, headed by Ronald K. Goulding, Esq., a loan representing no more than a fraction of the estimated settlement or verdict would be made. Appropriate documents would then be executed, including a contingency, non-recourse agreement, secured by a security interest and lien acknowledged by the litigant's attorney, in the proceeds of the case. The borrower's attorney would pay The Justice Fund directly upon receipt of the settlement funds

     Our interest rate for these high-risk loans is compounded annually. The cash advances will be paid back, with interest, when the case is settled or won. If the case is not settled or won, the borrower pays back nothing.

     Every case is different. Advances from The Justice Fund will be based on the likelihood of recovery, the projected value of the case, and the anticipated time the case will take.

     The Justice Fund will consider all kinds of personal injury, workers' compensation or wrongful death claims, regardless of how the injury may have occurred.

     Some of the existing entities that currently make such funds available to litigants are merely managed and staffed by laypersons. Unlike competitors, The Justice Fund is staffed by experienced trial lawyers who will work with both the client and his attorney to evaluate and expedite the loan and give the client the means to seek full justice.

     The Justice Fund will have 3 different major sources of revenue. First will be the proceeds from the maturation of the loans. The other two will be with the help of AdZone Research, Inc. and Senticore, Inc.

     AdZone Research, Inc. is a global research firm that conducts research on the role the Internet and new technologies play. The company directly and through its worldwide network of subsidiaries and affiliates, researches raw advertising and marketing data, consumer behavior, marketing strategies and market trends. AdZone also researches internet content and steganographic messaging with its global defense initiatives.


     The company provides comprehensive and timely information combined with interpretive services. The company believes accurate data and expert consulting services provides a whole business viewpoint to maximize market effectiveness. AdZone's scalable strategies help its clients to utilize the latest technologies, data, and methods to generate new customers, identify and engage new markets and expand competitive advantages.


     The Justice Fund, using AdZone's anti-spamming technology, will search the web for copyright infringers. We will then contract with the infringement victims to get the money they are owed. The Justice Fund will require a portion of this found money as compensation. It will be a varying, fairly large percentage that will be determined on a case-by-case basis. The percentage will be large because this is money that the victim was never expecting. This is found money for them and a large profit for The Justice Fund.


     AdZone and The Justice Fund also have pending deals with the government to track down possible terrorists through their online activities. Another pending deal is with a Law Enforcement agency to help find internet predators. These deals could end up with large profit margins.

     Senticore Inc., headquartered in Hollywood, Florida, was founded in 1999. The company was restructured as a holding company in 2003 by the current management team. The corporate focus is the acquisition of diverse businesses and real estate within various industries such as residential & commercial real estate, land development projects, hospitality industry, and professional sports.

     Senticore is focused on these industries because its management team offers expertise and extensive knowledge in these areas and with the current economic conditions and favorable interest rates, the time is ideal for a roll-up within these industries.

     Senticore's aggressive new management team is dedicated to locating and acquiring proven, income producing properties and businesses. The current portfolio of holdings is based upon diversification as evident by investments in land, timber, and professional sports. Senticore's long-term objective is to continue to develop its holdings and seek out other potential acquisitions allowing the company to achieve a balance between income-producing properties and long-term growth projects.


     Senticore is a holding company that holds companies around the world. They have many ties to South America and India. With Senticore's worldwide connections, they will be marketing around the world for The Justice Fund as to provide Justice not solely in America, but all over the globe.

Marketing and Sales

     The Justice Fund has the marketing and advertising company CCM&A heavily intertwined in the operations. Loren Comitor, Vice-President of The Justice Fund, is also the founder and President of CCM&A. The main areas of advertising will come from television and radio advertisements. These will be designed to target loan candidates. We will also send out newsletters to select attorneys to let them know who we are and what we do. The hope is that they will pass along this information to clients as a possible way to obtain full justice.

The Effect of Government Regulation on Our Business

     Act 205 ILCS section 670/20 states: Any person who engages in business as a Consumer Installment Loan lender without the license required by this Act shall be guilty of a Class 4 felony. Therefore the person(s) issuing the loans must have this license.

Licenses and Other Intellectual Property

     We have no licenses, franchises or concessions and we have not entered into labor contracts.

Compliance With Environmental Laws

     Our services do not involve any environmental risks. To our knowledge, federal, state or local environmental laws do not effect our operations and we have not spent any funds to comply with any such laws.

Employees

     As of October 27, 2005, we have no full time employees, seven part time independent contractors and engage consultants from time to time. We have no collective bargaining agreements with our independent contractors and believe our relations with our independent contractors are good.


DESCRIPTION OF PROPERTY

     Our office facilities are located at 3346 Commercial Ave., Northbrook, IL 60062. We lease a 3,283 square foot facility at market rates on a month to month basis. Our current rent is approximately $2,715.90 per month. We believe that this space is sufficient for our needs for the foreseeable future.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

GENERAL OVERVIEW

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited balance sheet as of December 31, 2004 and the audited statements of operations and cash flow for our period from inception (August 4, 2004) to December 31, 2004 and the related notes thereto, respectively, and for our three and six-month period ended June 30, 2005. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     The important facts and factors described in this discussion and elsewhere in this document sometimes have effected, and in the future could affect our actual results, and could cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf.

     As reported in the Independent Auditors' Report on our December 31, 2004 and June 30, 2005 financial statements, we have incurred losses from operations and we have not generated any net sales revenue.

     A major factor that will determine our success will be our ability to choose the right cases to approve loans. We have two skilled attorneys on our board as well as a statistician to ensure that only the best cases are chosen. Despite these talents, there is no guarantee that this business will be profitable.

     Our success is dependent upon numerous factors, including the successful development of effective marketing strategies that we have undertaken, the availability of cash when and as we need it until the revenues we earn sustain our operations, and the agreement of our executive officer to continue providing services to us. Our original financing came from one of our founders Randall Goulding. He covered all of the preliminary expenses including the audit, Lawyer fees, etc. We also have a financing commitment from the Nutmeg group of $300,000, $150,000 of which is not due until this registration is effective. Additional funding will come from warrants being exercised. We cannot assure you, however, that the proceeds from our financing will generate sufficient cash to satisfy our need for all the additional capital necessary for us to become profitable. If we require more financing, we cannot assure you that it will be available to us on satisfactory terms or at all.

     These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

CRITICAL ACCOUNTING POLICIES

     In preparing our financial statements, we make estimates, assumptions and judgments that can have a significant effect on our revenues, income or loss from operations, and net income or net loss, as well as on the value of certain assets on our balance sheet. We believe that there are several accounting policies that are critical to an understanding of our historical and future performance as these policies affect the reported amounts of revenues, expenses, and significant estimates and judgments applied by management. While there are a number of accounting policies, methods and estimates affecting our financial statements, the following policies are considered critical. In addition, you should refer to Note 2 to the accompanying audited financial statements for further discussion of our accounting policies.

     STOCK-BASED COMPENSATION. We account for non-employee stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting For Stock-Based Compensation." SFAS No. 123 defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25, as amended ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, compensation cost, if any, is recognized over the respective vesting period based on the difference, on the date of grant, between the fair value of our common stock and the grant price. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied. We have elected to account for its stock-based compensation to employees under APB 25.

     REVENUE RECOGNITION. We will recognize revenue at the time that a case is settled, in the case of our lending operation, and, in the case of our other operations, as both earned and received.

RESULTS OF OPERATIONS

Three and Six Month Periods Ended June 30, 2005

     During the three and six month periods ended June 30, 2005, we had no revenues and incurred a net loss of $61,599 and $174,546, respectively, all attributable to our development stage activities.

     General and administrative expenses for the three and six month periods ended June 30, 2005 were $9,079 and $32,676, respectively. Marketing costs, legal fees and other operating expenses were all included within the stock based compensation of $54,050 and $143,400, for the three and six months ended June 30, 2005, respectively. During the three and six months ended June 30, 2005, we had no other expenses.

     As of June 30, 2005, we had $114 in cash, and $135,711 in a note receivable from a related party that is due upon demand.

     As of June 30, 2005, we had current liabilities in the amount of $720 include accounts payable. As of June 30, 2005, we had working capital in the amount of $135,825.

     During the three and six month periods ended June 30, 2005, our operating activities used net cash of $10.359 and $11,956, respectively.

Year Ended December 31, 2004 (From inception)

     During the period ended December 31, 2004, we had no revenues and incurred a net loss of $708,049, all attributable to our development stage activities.

     General and administrative expenses for the period were $3,749. Marketing costs, legal fees and other operating expenses were all included within the Stock based compensation of $704,300. During the year ended December 31, 2004, we had no other expenses.

     As of December 31, 2004, we had $709 in cash, no other assets.

     Current liabilities in the amount of $6,258 include accounts payable of $1,800. We had working capital in the amount of $709 at December 31, 2004.

     During this period, our operating activities used net cash of $3,749.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal capital requirements are to sell and market our current TJF case loans. Our future cash requirements and the adequacy of available funds will depend on many factors, including the pace at which we are able to launch our current and future services and whether or not those services will sell.

     Although we anticipate revenues from the interest on our loans, so far we have no revenues and therefore we will have an ongoing need to raise additional money to meet working capital requirements in order to fund the growth and development of our business.

     During the next 12 months, if we fail to earn revenues in an amount sufficient to fund our operations we intend to raise capital through an offering of our securities or from additional loans. We cannot guarantee that financing will be available to us, on acceptable terms or at all. If we do not earn revenues sufficient to support our business and we fail to obtain other financing, either through an offering of our securities or by obtaining additional loans, we may be unable to maintain our operations.


     We do not currently have any material commitments for capital expenditures in the short term other than those expenditures incurred in the ordinary course of business.


NEW ACCOUNTING STANDARDS

     In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others," ("FIN 45"). FIN 45 requires us to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in the issuance of the guarantee. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The disclosure requirements effective for the year ending December 31, 2002 expand the disclosures required by a guarantor about its obligations under a guarantee. The adoption of the disclosure requirements of this statement did not impact our financial position, results of operations or cash flows.

     In December 2002, Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," ("SFAS 148") was issued. SFAS 148 amends Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The provisions of SFAS 148 are effective for financial statements for fiscal years ending after December 15, 2002 and interim periods beginning after December 15, 2002. The adoption of the disclosure requirements of this statement did not impact our financial position, results of operations or cash flows.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. We do not expect the adoption of SFAS No. 150 to have a material impact upon our financial position, cash flows or results of operations.

     FAS 152, Accounting for Real Estate Time-Sharing Transactions - amendment of FASB Statements No. 66 and 67. In association with the AICPA's issuance of SOP 04-2, 'Accounting for Real Estate Time-Sharing Transactions', the FASB issued FAS 152, Accounting for Real Estate Time-Sharing Transactions representing an amendment to FAS 66, `Accounting for Sales of Real Estate, and 67, `Accounting for Costs and Initial Rental Operations of Real Estate Projects'. The real estate time-sharing industry has experienced significant growth since its inception, both in terms of sales volumes and in the variety of time-sharing structures used by sellers. The changes in the methods used by the industry to offer its products resulted in divergent accounting practices including practices associated with revenue recognition, recording of credit losses, and the treatment of selling costs. In response to these developments the AICPA developed SOP 04-2, which provides additional guidance on the accounting by a seller for all real estate time-sharing transactions. Transactions covered include:

     a. Fee simple transactions in which nonreversionary title and ownership of the real estate pass to the buyer or an SPE

     b. b. transactions in which title and ownership of all or a portion of the real estate remain with the seller

     c. transactions in which title and ownership of all or a portion of the real estate pass to the buyer and subsequently revert to the seller or transfer to a third party, and

     d.   transactions by a time-share reseller

The FASB has cleared SOP 04-2 and accommodated it in FAS 152. Both, FAS 152 and SOP 04-2 are effective for fiscal years beginning after June 15, 2005 with earlier application encouraged.

FAS 153 - Exchanges of Nonmonetary Assets - An amendment of APB Opinion No. 29. In December 2004, the FASB issued FAS 153, `Exchanges of Nonmonetary Assets' which represents an amendment of APB 29. The guidance in APB Opinion No. 29, `Accounting for Nonmonetary Transactions', is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in the Opinion, however, included certain exceptions to that principle and required that some nonmonetary exchanges, although commercially substantive, should be recorded on a carryover basis. FAS 153 amends APB 29 to eliminate those exceptions and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. FAS 153 is the result of a broader effort by the FASB to improve the comparability of crossborder financial reporting by working with the International Accounting Standards Board (IASB) toward development of a single set of high-quality accounting standards. The accounting for nonmonetary exchanges was identified as an area in which the U.S. standard could be improved by eliminating certain differences between the measurement guidance in Opinion 29 and that in IAS 16, Property, Plant and Equipment, and IAS 38, Intangible Assets. FAS 153 is effective prospectively for nonmonetary asset exchanges occurring in fiscal periods beginning after 15 June 2005.

FAS 154 - Accounting Changes and Error Corrections a replacement of APB Opinion No. 20 and FASB Statement No. 3. In May 2005, the FASB issued FAS 154, which replaces APB Opinion No. 20, `Accounting Changes', and FASB Statement No. 3, `Reporting Accounting Changes in Interim Financial Statements', and changes the requirements for the accounting for and reporting of a change in accounting principle. FAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in absence of specific transition provisions. Opinion 20 required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income of the period of the change. FAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change in which case the new accounting principle is to be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable. A corresponding adjustment has to be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, FAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. FAS 154, similar to Opinion 20 requires justification for a change in accounting principle on the basis of preferability. The guidance for reporting the correction of an error in previously issued financial statements and a change in accounting estimate is also carried forward without change from Opinion 20. FAS 154 will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date FAS 154 is issued.

                             The Justice Fund, Ltd.
                         (a Development Stage Company)
                                 Balance Sheet
                              as of June 30, 2005
                                  (Unaudited)



                                                                 June 30,
                                                                    2005
                                                         -----------------------
Assets


Current assets:
 Cash                                                                       114
 Note receivable - related party                                        135,711
                                                         -----------------------
Total current assets                                                    135,825
                                                         -----------------------

                                                         $              135,825
                                                         =======================

Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable                                                           720
                                                         -----------------------
Total current liabilities                                                   720
                                                         -----------------------

Stockholders' Equity:
 Common stock, no par value, 500,000,000 shares
 authorized, 82,000,000 shares issued and outstanding                 1,030,000
 Additional paid-in capital                                             250,000
 Prepaid compensation                                                  (112,300)
 Subscription receivable                                               (150,000)
 (Deficit) accumulated during development stage                        (882,595)
                                                         -----------------------
                                                                        135,105
                                                         -----------------------
                                                         $              135,825
                                                         =======================



   The accompanying notes are an integral part of these financial statements.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                            Statements of Operations
            For the Three and Six Month Periods Ending June 30, 2005
         and for the Period August 4, 2004 (Inception) to June 30, 2005
                                  (Unaudited)

                                                                                                                August 4, 2004
                                                         Three Months Ending         Six Months Ending          (Inception) to
                                                              June 30,                   June 30,                 June 30,
                                                               2005                       2005                     2005
                                                    -------------------------   -------------------------   ----------------------
Revenue                                             $                       -   $                       -   $                   -
                                                    -------------------------   -------------------------   ----------------------

Expenses:
 General and administrative expenses                                    9,079                      32,676                  36,425
 Stock based compensation                                              54,050                     143,400                 847,700
                                                    -------------------------   -------------------------   ----------------------
   Total expenses                                                      63,129                     176,076                 884,125
                                                    -------------------------   -------------------------   ----------------------

   Net (loss) before interest and taxes                               (63,129)                   (176,076)               (884,125)

 Interest income                                                         1,530                       1,530                   1,530
                                                    -------------------------   -------------------------   ----------------------

Net (loss)                                          $                 (61,599)  $                (174,546)  $            (882,595)
                                                    =========================   =========================   ======================

Weighted average number of
common shares outstanding
- basic and fully diluted                                          81,994,505                  81,069,061
                                                    =========================   ==========================

Net (loss) per share
- basic and fully diluted                           $                   (0.00)  $                   (0.00)
                                                    =========================   ==========================


 The accompanying notes are an integral part of these financial statements.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                      Statement of Stockholders' Equity
           For the Period August 4, 2004 (Inception) to June 30, 2005
                                  (Unaudited)

                                                                                                    (Deficit)
                                                                                                    Accumulated          Total
                               Common Stock          Additional                                        During        Stockholders'
                               ------------           Paid-in        Prepaid       Subscription      Development        Equity
                            Shares       Amount       Capital      Compensation     Receivable          Stage          (Deficit)
                            ------       ------      ----------    ------------    ------------     ------------     -------------
August 4, 2004
Shares issued for stock
based compensation      76,000,000  $     380,000    $        -    $   (177,500)   $          -     $                $     202,500

September 9, 2004
Shares issued for
contracted services      2,500,000        250,000                                                                          250,000

September 9, 2004
Warrants issued for
contracted services                                     250,000                                                            250,000

Net (loss)
August 4, 2004 (inception)
to December 31, 2004                                                                                    (708,049)         (708,049)
                       -----------   ------------   -----------     ------------    ------------     ------------      ------------

Balance, December 31,
2004                    78,500,000        630,000       250,000        (177,500)              -         (708,049)           (5,549)

February 11, 2005
Stock issuance for
subscription             3,000,000        300,000                                      (300,000)                                 -

April 2, 2005
Shares issued for stock
based compensation         500,000        100,000                       (78,200)                                            21,800

June 30, 2005
Subscription payments
received                                                                                150,000                            150,000

June 30, 2005
Stock-based compensation
services performed                                                      143,400                                            143,400

Net (loss)
For the six months ending
June 30, 2005                                                                                           (174,546)         (174,546)
                       ----------   -------------   -----------     ------------    ------------    -------------      ------------

Balance, June 30,
 2005                  82,000,000   $   1,030,000   $   250,000     $  (112,300)    $  (150,000)    $   (882,595)      $   135,105
                       ==========   =============   ===========     ============    ============    =============      ============


 The accompanying notes are an integral part of these financial statements.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                            Statements of Cash Flows
            For the Three and Six Month Periods Ending June 30, 2005
         and for the Period August 4, 2004 (Inception) to June 30, 2005
                                  (Unaudited)

                                                                                                    August 4, 2004
                                                           Three Months Ending  Six Months Ending   (Inception) to
                                                                  June 30,            June 30,          June 30,
                                                                    2005                2005              2005


Cash flows from operating activities
Net (loss)                                                 $          (61,599)  $        (174,546)  $    (882,595)
Adjustments to reconcile net (loss) to
  net cash (used) by operating activities:
    Shares issued for stock based compensation                         54,050             143,400         595,900
    Shares issued to satisfy accounts payable                          21,800              21,800          21,800
    Warrants issued for stock based compensation                            -                   -         250,000
Changes in operating assets and liabilities:
  Increase/(Decrease) in accounts payable                             (23,080)             (1,080)            720
  Interest accrued on the note receivable - related party              (1,530)             (1,530)         (1,530)
                                                           ------------------  ------------------  ---------------
Net cash (used) by operating activities                               (10,359)            (11,956)        (15,705)
                                                           ------------------  ------------------  ---------------

Cash flows from investing activities
  Purchase of the note receivable - related party                    (137,500)           (137,500)       (137,500)
  Proceeds from the note receivable - related party                     3,319               3,319           3,319
                                                           ------------------  ------------------  ---------------
Net cash (used) by investing activities                              (134,181)           (134,181)       (134,181)
                                                           ------------------  ------------------  ---------------

Cash flows from financing activities
  Proceeds from the subscription receivable                           144,012             145,542         152,200
  Payments for the subscription receivable                                  -                   -          (2,200)
                                                           ------------------  ------------------  ---------------
Net cash provided by financing activities                             144,012             145,542         150,000
                                                           ------------------  ------------------  ---------------

Net increase (decrease) in cash                                          (528)               (595)            114
Cash - beginning                                                          642                 709               -
                                                           ------------------  ------------------  ---------------
Cash - ending                                              $              114  $              114  $          114
                                                           ==================  ==================  ===============

Supplemental disclosures:
  Interest paid                                            $                -  $                -  $            -
                                                           ==================  ==================  ===============
  Income taxes paid                                        $                -  $                -  $            -
                                                           ==================  ==================  ===============

Non-cash transactions:
  Shares issued for stock based compensation               $           21,800  $           21,800  $      474,300
                                                           ==================  ==================  ===============
  Shares issued for prepaid compensation                   $           78,200  $           78,200  $      255,700
                                                           ==================  ==================  ===============
  Number of shares issued for stock based compensation                500,000             500,000      79,000,000
                                                           ==================  ==================  ===============

  Warrants issued for subscription in addition to stock    $                -  $          300,000  $      550,000
                                                           ==================  ==================  ===============
  Number of warrants issued                                                 -           3,000,000       5,500,000
                                                           ==================  ==================  ===============

  Note payable - related party converted to equity         $                -  $            5,988  $        5,988
                                                           ==================  ==================  ===============


 The accompanying notes are an integral part of these financial statements.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                          Notes to Financial Statements
                                   (Unaudited)

Note 1 - Summary of significant accounting policies

Organization
------------
     The Company was organized August 4, 2004 (Date of Inception) under the laws of the State of Illinois, as The Justice Fund, Ltd. The Company has no operations and in accordance with Statement of Financial Accounting Standards No. 7 (SFAS No. 7), the Company is considered a development stage company.

Business Plan
-------------
     The Justice Fund, Ltd. (TJF), with the use of the Net Get system (developed by AdZone Research, Inc.), will endeavor to engage therewith in the following ventures:

     1) Anti-spamming (using an "ant trap" or "spam trap", as developed by AdZone) to be marketed to internet service providers;

     2) Data mining technology, as developed by AdZone, for online copyright infringements and advertising infringements;

     Seeking information that may lead to Terrorist networks and financiers and other participants in Terrorist activities for the purpose of prosecuting claims and thus pursuing the assets of financiers and other participants, to the extent of accessible holdings worldwide.

     Commercial exploitation of the Net Get system - TJF will market, on a contingent fee basis, to victims of piracy, Internet service provider victims of spam, victims of Terrorist activities. TJF will seek out the victims, through its contacts in the entertainment industry, for engagements, to then share recoveries from those who use images, voice or other likeness in advertisements, without authorization from the victim.

     Additionally, having nothing to do with AdZone, TJF will establish a Legal fund for lending to personal injury plaintiffs and their attorneys. In exchange, given the risks associated therewith, TJF will charge an extremely attractive rate of interest, always conforming to local laws regarding interest rates chargeable. This will often enable plaintiffs to continue pursuit of their litigation, instead of abandoning their claim or settling at deep discounts, as many today are otherwise forced to do.

     Lawsuits are risky and often take years to settle or resolve. If a litigant has been injured, he may have lost wages and might need cash while his lawsuit is pending to pay his rent or mortgage, his household expenses, ongoing medical expenses, or just everyday bills. This serious financial pressure, might force him to accept low, inadequate settlement offers. Insurance companies and defense attorneys are well aware of these problems and can use delaying tactics to increase the pressure on a plaintiff to settle his case for a lesser sum. But The Justice Fund can provide the means by which he can seek full justice.

     Attorneys are generally barred, by legal and ethical rules, from loaning money to their clients. Despite these restrictions, however, personal injury attorneys are frequently besieged by requests from clients for loans. Banks will not risk loaning money secured only by a legal claim, but The Justice Fund will.

     An applicant for a loan will initially complete and submit a brief questionnaire, giving The Justice Fund some background about his case. At his direction, his attorney will also submit an informational form and any relevant investigation and/or other materials to enable The Justice Fund to evaluate the case's potential. This might include investigation reports, witness statements, experts' opinions, depositions or medical records. These materials will be reviewed quickly to determine an appropriate amount to be advanced, based upon the projected recovery from the claim.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                         Notes to Financial Statements
                                   (Unaudited)

     If it appears that a loan would be prudent, as determined by our staff, headed by Ronald K. Goulding, Esq., a loan representing no more than a fraction of the estimated settlement or verdict would be made. Appropriate documents would then be executed, including a contingency, non-recourse agreement, secured by a security interest and lien acknowledged by the litigant's attorney, in the proceeds of the case. The borrower's attorney would pay The Justice Fund directly upon receipt of the settlement funds

     Our interest rate for these high-risk loans is compounded annually. The cash advances will be paid back, with interest, when the case is settled or won. If the case is not settled or won, the borrower pays back nothing.

     Every case is different. Advances from The Justice Fund will be based on the likelihood of recovery, the projected value of the case, and the anticipated time the case will take.

     The Justice Fund will consider all kinds of personal injury, workers' compensation or wrongful death claims, regardless of how the injury may have occurred.

     Some of the existing entities that currently make such funds available to litigants are merely managed and staffed by laypersons. Unlike competitors, The Justice Fund is staffed by experienced trial lawyers who will work with both the client and his attorney to evaluate and expedite the loan and give the client the means to seek full justice.

Use of estimates
----------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
-------------------------
     For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2005.

Revenue recognition and segment reporting
-----------------------------------------
     Revenues are recognized when earned, on the accrual basis of accounting in accordance with generally accepted accounting principles. There are two segments to the business, which will provide for two revenue streams.

     Revenues earned from the anti-spamming device and the data mining technology will be considered one segment. Amounts received related to these activities will come from legal settlements that will be split with the victims according to each contract. All expenses specifically related to each case will be capitalized until the results of the case are complete or the amounts to be received can be reasonable assured. That is when all related revenues and expenses will be recognized. If cases are ever lost, all related expenses will be recognized at the time the loss becomes reasonable assured.

     Revenues earned from loans related to the legal fund described in the business plan will be considered interest income. This will be received upon the settlement of the related cases. The interest income will be recognized upon settlement of the case or at the time when the settlement amount becomes reasonably assured. As stated in the business plan, if the victim loses the case, the loan will not be paid back. These loans will be written off at the time the case is resolved or when it becomes reasonably assured that the loan will not be paid back.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                          Notes to Financial Statements
                                   (Unaudited)

Advertising costs
-----------------
     The Company expenses all costs of advertising as incurred. The advertising effort is being headed by Loren Comitor (Vice-President) in exchange for common stock.

Fair value of financial instruments
-----------------------------------
     Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and payables. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Reporting on the costs of start-up activities
---------------------------------------------
     Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Loss per share
--------------
     Basic loss per share is computed by dividing the net income by the weighted average number of common shares outstanding available to common stockholders during the period. The basic weighted average number of common shares outstanding was 81,069,061 for the three months ended June 30, 2005. The fully diluted weighted average number of common shares outstanding was 85,889,503 for the three months ended June 30, 2005. The computation for earnings per common share, assuming dilution, for the three months ended June 30, 2005, was antidilutive, and therefore is not included. Outstanding warrants as of June 30, 2005 totaled 5,500,000.

Dividends
---------
     The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Income taxes
------------
     The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" (SFAS No. 109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

     Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                          Notes to Financial Statements
                                   (Unaudited)

Recent authoritative accounting pronouncements
----------------------------------------------
     In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

     In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

Year end
--------
     The Company adopted December 31 as its fiscal year end.

Note 2 - Going concern

As shown in the accompanying financial statements, the Company has accumulated net losses from operations totaling $882,596 from August 4, 2004 (Inception) through June 30, 2005, and has had no revenues from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has generated no revenue from its planned principal operations. In order to obtain the necessary capital, the Company plans to raise funds via equity offerings. If the equity offerings do not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing, and there are no assurances that the Company will be successful. Without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Notes receivable - related party

As of June 30, 2005, the Company had a note receivable due from The Nutmeg Group, LLC (TNG) with an ending balance of approximately $135,711. TNG is owned 50% by an officer and shareholder of the Company and is considered a related party. This note bears interest at a rate of 6.25% and is due upon demand. During the six months ended June 30, 2005, the company received principal payment upon the note of approximately $3,319 and received interest income of approximately $1,530.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                          Notes to Financial Statements
                                   (Unaudited)

Note 4 - Notes payable - related party

During the period ended June 30, 2005, the Company carried a note payable to The Nutmeg Group, LLC (TNG) which no longer exits. During the first quarter, this debt was converted into equity pursuant to the December 1, 2004 subscription agreement between TNG and the Company. See Note 7 - Contracts and agreements for more information.

Note 5 - Stockholders' equity

The Company is authorized to issue 500,000,000 shares of its no par value common stock.

On August 4, 2004, the Company issued a total of 76,000,000 shares of its no par value common stock in exchange for services valued at the fair market value of the stock of $380,000.

On September 9, 2004, the Company issued a total of 2,500,000 shares of its no par value common stock in exchange for services valued at the then fair market value of the stock of $250,000.

On February 11, 2005, the Company issued a total of 3,000,000 shares of its no par value common stock in exchange for cash to be paid at later dates pursuant to a December 1, 2004 subscription agreement.

On April 2, 2005, the Company issued 500,000 additional shares of its no par value common stock for additional services valued at the fair market value of the stock of $100,000.

During the six months ended June 30, 2005, the Company received $150,000 pursuant to the December 1, 2004 subscription agreement.

During the six months ended June 30, 2005, the shareholders performed services totaling $367,700 and the remaining $112,300 is considered prepaid compensation. The prepaid compensation will be amortized as the services are rendered to the Company.

As of June 30, 2005, there have been no other issuances of common stock.

Note 6 - Warrants

On February 11, 2005, the Company issued 3,000,000 warrants in conjunction with the sale of 3,000,000 shares at the rate of one warrant for each common share. The warrants have an exercise price of $0.50 per share and expire on December 31, 2009. The fair value of the warrants has been estimated on the date of grant using the Black-Scholes option-pricing model. The weighted average fair value of these warrants is $0.10. The following assumptions were used in computing the fair value of these warrants: weighted average risk-free interest rate of 15%, zero dividend yield, volatility of the Company's common stock of 240,000% and an expected life of the warrants of five years.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                          Notes to Financial Statements
                                   (Unaudited)

A summary of warrant activity for 2005 is as follows:

                                              Weighted                           Weighted
                                               Average                           Average
                              Number of       Exercise        Warrants           Exercise
                              Warrants          Price         Exercisable         Price
                          ---------------    -------------    --------------    ------------
Outstanding at
December 31, 2004              2,500,000        $0.50              2,500,000          $0.50
Granted                        3,000,000         0.50              3,000,000           0.50
                          ---------------                     --------------
Outstanding at June
30, 2005                       5,500,000        $0.50              5,500,000          $0.50
                          ===============                     ==============

At June 30, 2005, the range of warrant prices for shares under warrants and the weighted-average remaining contractual life is as follows:

                                       Warrants Outstanding                            Warrants Exercisable
                     --------------------------------------------------------    ---------------------------------
Range of                                   Weighted             Weighted                               Weighted
Warrant                                     Average             Average                                 Average
Exercise                Number of          Exercise             Remaining            Number of         Exercise
Prices                   Warrants            Price           Contractual Life        Warrants            Price
-----------------    ---------------    --------------     -------------------    --------------    --------------
     $0.50                5,500,000         $0.50               914 days              5,500,000         $0.50

Note 7 - Contracts and agreements

On December 1, 2004, the Company signed a subscription agreement with The Nutmeg Group, LLC (TNG). TNG purchased 3,000,000 shares of no par value common stock from the Company for $300,000 (at $0.10 per share), plus a warrant for every share. The warrants are exercisable at $0.50 per share. In the event that the average of the closing bid prices for the first five days following the Company becoming public is below $0.20 per share, the Company would be obligated to issue more shares (and more warrants) to TNG, to make up the difference, thus assuring a 50% discount to the market for Company shares of common stock, plus an equal number of warrants.

Note 8 - Related party transactions

During the six months ended June 30, 2005, the Company issued a total of 3,000,000 shares of its no par value common stock to The Nutmeg Group, LLC
(TNG). The previous payable to TNG was applied to the amount receivable from the issuance of the 3,000,000 shares. An officer and shareholder of the Company also owns a majority stake of TNG.

Note 9 - Subsequent events

There have been no relevant significant events since June 30, 2005.

                             The Justice Fund, Ltd.
                          (A Development Stage Company)

                                  Balance Sheet
                                     as of
                                December 31, 2004

                                       and

                            Statement of Operations,
                            Stockholders' Equity, and
                                   Cash Flows
                                 for the Period
                       August 4, 2004 (Date of Inception)
                                     through
                                December 31, 2004

Beckstead and Watts, LLP
Certified Public Accountants
                                                    2425 W Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                              702.257.1984 (tel)
                                                              702.362.0540 (fax)


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have audited the accompanying balance sheet of The Justice Fund, Ltd. (the "Company") (A Development Stage Company), as of December 31, 2004, and the related statement of operations, stockholders' equity, and cash flows for the period from August 4, 2004 (Date of Inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Justice Fund, Ltd. (A Development Stage Company) as of December 31, 2004, and the results of its operations and cash flows for the period August 4, 2004 (Date of Inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Beckstead and Watts, LLP
----------------------------
May 17, 2005

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                                  Balance Sheet


                                                            December 31,
                                                                2004
                                                    -------------------------
Assets

Current assets:
  Cash                                              $                    709
                                                    -------------------------
    Total current assets                                                 709
                                                    -------------------------

                                                    $                    709
                                                    =========================

Liabilities and Stockholders' (Deficit)

Current liabilities:
  Accounts payable                                   $                 1,800
  Notes payable - related party                                        4,458
                                                     ------------------------
    Total current liabilities                                          6,258
                                                     ------------------------

Stockholders' (deficit):
  Common stock, no par value, 500,000,000 shares
   authorized, 78,500,000 shares issued and outstanding              630,000
  Additional paid in capital                                         250,000
  Prepaid compensation                                              (177,500)
  (Deficit) accumulated during development stage                    (708,049)
                                                    -------------------------
                                                                      (5,549)
                                                    -------------------------
                                                    $                    709
                                                    =========================

   The accompanying notes are an integral part of these financial statements.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                            Statement of Operations


                                                       August 4, 2004
                                                       (Inception) to
                                                        December 31,
                                                             2004



Revenue                                              $                -
                                                     -------------------

Expenses:
 General and administrative expenses                              3,749
 Stock based compensation                                       704,300
                                                     -------------------
  Total expenses                                                708,049
                                                     ===================

Net (loss)                                           $         (708,049)
                                                     ===================

Weighted average number of
 common shares outstanding - basic and fully diluted         77,900,000
                                                     ===================

Net (loss) per share - basic and fully diluted       $            (0.01)
                                                     ===================

   The accompanying notes are an integral part of these financial statements.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                      Statement of Stockholders' (Deficit)



                                                                                               (Deficit)
                                                                                              Accumulated
                                                 Common Stock      Additional                   During        Total
                                                 ------------        Paid-in     Prepaid      Development  Stockholders'
                                             Shares         Amount   Capital   Compensation      Stage     (Deficit)
                                             ----------  ----------  --------  -------------  ----------  -----------


August 4, 2004
Shares issued for stock based compensation   76,000,000  $  380,000  $      -  $   (177,500)  $            $202,500

September 9, 2004
Shares issued for contracted services         2,500,000     250,000                                         250,000

September 9, 2004
Warrants issued for contracted services                               250,000                               250,000

Net (loss)
August 4, 2004
(inception) to
December 31, 2004                                                                              (708,049)   (708,049)
                                             ----------  ----------  --------  -------------  ----------  -----------
Balance, December 31, 2004                   78,500,000  $  630,000  $250,000  $   (177,500)  $(708,049)  $  (5,549)
                                             ==========  ==========  ========  =============  ==========  ===========



   The accompanying notes are an integral part of these financial statements.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                            Statement of Cash Flows


                                                                August 4, 2004
                                                                (Inception) to
                                                                  December 31
                                                                      2004


Cash flows from operating activities
Net (loss)                                                    $       (708,049)
Adjustments to reconcile net (loss) to
  net cash provided (used) by operating activities:
   Shares issued for stock based compensation                          452,500
   Warrants issued for stock based compensation                        250,000
Changes in operating assets and liabilities:
  Increase in accounts payable                                           1,800
                                                              -----------------
Net cash provided (used) by operating activities                        (3,749)
                                                              -----------------

Cash flows from financing activities
  Proceeds from the note payable - related party                         6,658
  Payments for the note payable - related party                         (2,200)
                                                              -----------------
Net cash provided by financing activities                                4,458
                                                              -----------------

Net increase in cash                                                       709
Cash - beginning                                                             -
                                                              -----------------
Cash - ending                                                 $            709
                                                              =================

Supplemental disclosures:
  Interest paid                                               $              -
                                                              =================
  Income taxes paid                                           $              -
                                                              =================

Non-cash transactions:
  Shares issued for stock based compensation                  $        452,500
                                                              =================
  Shares issued for prepaid compensation                      $        177,500
                                                              =================
  Number of shares issued for stock based compensation              78,500,000
                                                              =================

  Warrants issued for stock based compensation                $        250,000
                                                              =================
  Number of warrants issued for stock based compensation             2,500,000
                                                              =================


   The accompanying notes are an integral part of these financial statements.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                          Notes to Financial Statements

Note 1 - Summary of significant accounting policies

Organization
------------
   The Company was organized August 4, 2004 (Date of Inception) under the laws of the State of Illinois, as The Justice Fund, Ltd. The Company has no operations and in accordance with Statement of Financial Accounting Standards No. 7 (SFAS No. 7), the Company is considered a development stage company.

Business Plan
-------------
   The Justice Fund, Ltd. (TJF), with the use of the Net Get system (developed by AdZone Research, Inc.), will endeavor to engage therewith in the following ventures:

   1) Anti-spamming (using an "ant trap" or "spam trap", as developed by AdZone) to be marketed to internet service providers;

   2) Data mining technology, as developed by AdZone, for online copyright infringements and advertising infringements;

   Seeking information that may lead to Terrorist networks and financiers and other participants in Terrorist activities for the purpose of prosecuting claims and thus pursuing the assets of financiers and other participants, to the extent of accessible holdings worldwide.

   Commercial exploitation of the Net Get system - TJF will market, on a contingent fee basis, to victims of piracy, Internet service provider victims of spam, victims of Terrorist activities. TJF will seek out the victims, through its contacts in the entertainment industry, for engagements, to then share recoveries from those who use images, voice or other likeness in advertisements, without authorization from the victim.

   Additionally, having nothing to do with AdZone, TJF will establish a Legal fund for lending to personal injury plaintiffs and their attorneys. In exchange, given the risks associated therewith, TJF will charge an extremely attractive rate of interest, always conforming to local laws regarding interest rates chargeable. This will often enable plaintiffs to continue pursuit of their litigation, instead of abandoning their claim or settling at deep discounts, as many today are otherwise forced to do.

   Lawsuits are risky and often take years to settle or resolve. If a litigant has been injured, he may have lost wages and might need cash while his lawsuit is pending to pay his rent or mortgage, his household expenses, ongoing medical expenses, or just everyday bills. This serious financial pressure, might force him to accept low, inadequate settlement offers. Insurance companies and defense attorneys are well aware of these problems and can use delaying tactics to increase the pressure on a plaintiff to settle his case for a lesser sum. But The Justice Fund can provide the means by which he can seek full justice.

   Attorneys are generally barred, by legal and ethical rules, from loaning money to their clients. Despite these restrictions, however, personal injury attorneys are frequently besieged by requests from clients for loans. Banks will not risk loaning money secured only by a legal claim, but The Justice Fund will.

   An applicant for a loan will initially complete and submit a brief questionnaire, giving The Justice Fund some background about his case. At his direction, his attorney will also submit an informational form and any relevant investigation and/or other materials to enable The Justice Fund to evaluate the case's potential. This might include investigation reports, witness statements, experts' opinions, depositions or medical records. These materials will be reviewed quickly to determine an appropriate amount to be advanced, based upon the projected recovery from the claim.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                          Notes to Financial Statements

   If it appears that a loan would be prudent, as determined by our staff, headed by Ronald K. Goulding, Esq., a loan representing no more than a fraction of the estimated settlement or verdict would be made. Appropriate documents would then be executed, including a contingency, non-recourse agreement, secured by a security interest and lien acknowledged by the litigant's attorney, in the proceeds of the case. The borrower's attorney would pay The Justice Fund directly upon receipt of the settlement funds

   Our interest rate for these high-risk loans is compounded annually. The cash advances will be paid back, with interest, when the case is settled or won. If the case is not settled or won, the borrower pays back nothing.

   Every case is different. Advances from The Justice Fund will be based on the likelihood of recovery, the projected value of the case, and the anticipated time the case will take.

   The Justice Fund will consider all kinds of personal injury, workers' compensation or wrongful death claims, regardless of how the injury may have occurred.

   Some of the existing entities that currently make such funds available to litigants are merely managed and staffed by laypersons. Unlike competitors, The Justice Fund is staffed by experienced trial lawyers who will work with both the client and his attorney to evaluate and expedite the loan and give the client the means to seek full justice.

Use of estimates
----------------
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
-------------------------
   For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2004.

Revenue recognition
-------------------
   Revenues are recognized when earned, on the accrual basis of accounting in accordance with generally accepted accounting principles.

Advertising costs
-----------------
   The Company expenses all costs of advertising as incurred. The advertising effort is being headed by Loren Comitor (Vice-President) in exchange for common stock.

Fair value of financial instruments
-----------------------------------
   Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and payables. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Reporting on the costs of start-up activities
---------------------------------------------
   Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of

                            The Justice Fund, Ltd.
                          (a Development Stage Company)
                          Notes to Financial Statements

   start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Loss per share
--------------
   Basic loss per share is computed by dividing the net income by the weighted average number of common shares outstanding available to common stockholders during the period. The basic weighted average number of common shares outstanding was 77,900,000 for the year ended December 31, 2004. The fully diluted weighted average number of common shares outstanding was 79,800,000 for the year ended December 31, 2004. The computation for earnings per common share, assuming dilution, for the year ended December 31, 2004, was antidilutive, and therefore is not included. Outstanding warrants as of December 31, 2004 totaled 2,500,000.

Dividends
---------
   The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Segment reporting
-----------------
   The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes
------------
   The Company follows Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" (SFAS No. 109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

   Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent authoritative accounting pronouncements
----------------------------------------------
   In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronoucement is effective for the Company beginning October 1, 2005. The Company does not believe adopting this new standard will have a significant impact to its financial statements.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                          Notes to Financial Statements

   In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements assuming employee stock options are granted in the future.

Year end
--------
   The Company adopted December 31 as its fiscal year end.

Note 2 - Going concern

As shown in the accompanying financial statements, the Company has accumulated net losses from operations totaling $708,049 from August 4, 2004 (Inception) through December 31, 2004, and has had no revenues from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has generated no revenue from its planned principal operations. In order to obtain the necessary capital, the Company plans to raise funds via equity offerings. If the securities and debt offerings do not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing, and there are no assurances that the Company will be successful. Without sufficient financing it would be unlikely for the Company to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Income taxes

For the period ended December 31, 2004, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2004, the Company had approximately $708,049 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2024.

The components of the Company's deferred tax asset are as follows:

                                                            As of December 31,
                                                                   2004
                                                            -------------------
  Deferred tax assets:
    Net operating loss carryforwards                        $          708,049
                                                            -------------------
      Total deferred tax assets                                        708,049

  Net deferred tax assets before valuation allowance                   708,049
  Less: Valuation allowance                                           (708,049)
                                                            -------------------
  Net deferred tax assets                                   $               -0-
                                                            ===================

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                          Notes to Financial Statements

For financial reporting purposes, the Company has incurred a loss since its date of inception, August 4, 2004, to December 31, 2004. Based on the available objective evidence, including the Company's history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2004.

A reconciliation between the amount of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

                                                                Year Ended
                                                               December 31,
                                                                   2004
                                                            -------------------
 Federal and state statutory rate                           $         (240,737)
 Change in valuation allowance on deferred tax assets                  240,737
                                                            -------------------
                                                            $               -0-
                                                            ===================

Note 4 - Notes payable - related party

At December 31, 2004, The Justice Fund shows a note payable to The Nutmeg Group, LLC (TNG) of $4,458. This will be paid back using proceeds from stock sales to TNG, which will occur before March 15, 2005. TNG is owned 50% by an officer and shareholder of the Company and is considered a related party.

Note 5 - Stockholders' deficit

Common stock
------------

The Company is authorized to issue 500,000,000 shares of its zero par value common stock.

On August 4, 2004, the Company issued a total of 76,000,000 shares of its no par value common stock in exchange for services valued at the fair market value of the stock of $630,000. During the year ended December 31, 2004, the shareholders performed services totaling $202,500 and the remaining $177,500 is considered prepaid compensation. The prepaid compensation will be amortized as the services are rendered to the Company.

On September 9, 2004, the Company issued a total of 2,500,000 shares of its no par value common stock in exchange for services valued at the fair market value of the stock of $250,000.

As of December 31, 2004, there have been no other issuances of common stock.

Note 6 - Warrants

On September 9, 2005, the Company issued 2,500,000 warrants in conjunction with the sale of the 2,500,000 shares above at the rate of one warrant for each common share. The warrants have an exercise price of $0.50 per share and a five year contractual life from date of issuance. The fair value of the warrants has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these warrants was $0.10. The following assumptions were used in computing the fair value of these warrants: weighted average risk-free interest rate of 15%, zero dividend yield, volatility of the Company's common stock of 367% and an expected life of the warrants of five years. Approximately $250,000 of expense was included in the statement of operations for the period ended December 31, 2004.

                             The Justice Fund, Ltd.
                          (a Development Stage Company)
                          Notes to Financial Statements

A summary of warrant activity for 2004 is as follows:

                                               Weighted                          Weighted
                                                Average                           Average
                             Number of         Exercise         Warrants         Exercise
                             Warrants           Price          Exercisable         Price
                          --------------    -------------    --------------    -------------
 Outstanding at
 August 4, 2004
 (inception)                          -        $     -                   -         $      -
 Granted                      2,500,000           0.50           2,500,000             0.50
                          --------------                    --------------
 Outstanding at               2,500,000        $  0.50           2,500,000         $   0.50
 December 31, 2004        ==============                    ==============

At December 31, 2004, the range of warrant prices for shares under warrants and the weighted-average remaining contractual life is as follows:

                                       Warrants Outstanding                            Warrants Exercisable
                     ---------------------------------------------------------    --------------------------------
  Range of                                 Weighted            Weighted                               Weighted
   Warrant                                  Average             Average                                Average
  Exercise             Number of           Exercise            Remaining            Number of         Exercise
   Prices               Warrants            Price           Contractual Life        Warrants            Price
-----------------    ---------------    --------------     -------------------    --------------    --------------
     $0.50                2,500,000         $0.50              4.75 Years            2,500,000         $0.50

Note 7 - Contracts and agreements

On December 1, 2004, the signed a subscription agreement with The Nutmeg Group, LLC (TNG). TNG purchased 3,000,000 shares of no par value common stock from the Company for $300,000 (at $0.10 per share), plus a warrant for every share. The warrants are exercisable at $0.50 per share. In the event that the average of the closing bid prices for the first five days following the Company becoming public is below $0.20 per share, the Company would be obligated to issue more shares (and more warrants) to TNG, to make up the difference, thus assuring a 50% discount to the market for Company shares of common stock, plus an equal number of warrants.

Note 8 - Related party transactions

During the year ended December 31, 2004, the Company issued a total of 76,000,000 shares of its no par value common stock to Company founders, officers, directors and their family members. Some of these individuals are partial owners and managers of The Nutmeg Group, LLC (TNG). During the year ended December 31, 2004, the Company issued a total of 30,000,000 shares of its no par value common stock to Randall Goulding, a Company founder and who is also a manager of TNG.

Note 9 - Subsequent events

Since December 31, 2004, the Company issued a total of 500,000 shares of its no par value common stock to Robert Sherman, for services rendered, and to be rendered, bringing its total shares issued and outstanding to 82,000,000.


On April 25, 2005, the Company received $138,131.65, the balance of the $150,000 pre-registration funding commitment from The Nutmeg Group, LLC (TNG), in conformity to the terms of the subscription agreement. An additional $150,000 is due from TNG upon registration effectiveness.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 27, 2004, we issued an aggregate of 30,000,000 shares of our common stock to Randall Goulding, our Secretary and Chairman of the Board of Directors, in consideration for founding our company. He created the corporation. He had the idea for the business, acted as the incorporator, and provided legal guidance. He also made the introductions to the strategic partners.

     On December 27, 2004, we issued an aggregate of 3,000,000 shares of our common stock to Brandon Goulding, our Treasurer, in consideration for services performed on behalf of our company. He worked on the SB2, organized audit materials and assisted Randall Goulding with his work.

     On December 27, 2004, we issued an aggregate of 2,000,000 shares of our common stock to Ryan Goulding, our Chief Financial Officer, in consideration for services performed on behalf of our company. He filed incorporation papers, provided assistance with the audit, and performed accounting and administrative services.

     On December 27, 2004, we issued an aggregate of 17,500,000 shares of our common stock to Ronald Goulding, our President and Chief Executive Officer, in consideration for services performed on behalf of our company. He provided legal advice, and will lead the legal operations of the Corporation.

     On December 27, 2004, we issued an aggregate of 17,500,000 shares of our common stock to Loren Comitor, our Vice President and Director, in consideration for services performed on behalf of our company. He is in charge of all advertising and marketing. He has lead meetings in which marketing plans were formulated. He has also created new and unique sales opportunities and will develop the sales materials.

     On December 27, 2004, we issued an aggregate of 2,000,000 shares of our common stock to Adam Levinstein, our Chief Technology Officer, in consideration for services performed on behalf of our company. He is in charge of computer systems. He is currently setting up the computer networks and will be maintaining them.

     On December 27, 2004, we issued an aggregate of 2,000,000 shares of our common stock to Alex Bosco. He is in charge of internet development. He is currently working on the Corporation's web-site. He will also execute all of the marketing materials for internal & external use.

     On December 27, 2004, we issued 2,000,000 shares of our common stock to Randi White for services performed on behalf of our company. She has scheduled meetings and kept everything organized, and is in charge of administrative operations.

     On December 1, 2004, we entered into a Subscription Agreement with The Nutmeg Group, LLC, pursuant to which Nutmeg purchased 3,000,000 shares of common stock from the Company for $300,000 (at $0.10 per share), plus a warrant for every share. The warrants are exercisable at $.50 per share. These warrants expire December 31, 2009. In the event that the average of the closing bid prices for the first five days following our company becoming public is below $0.20 per share, we would be obligated to issue more shares (and more warrants) to The Nutmeg Group, to make up the difference, thus assuring a 50% discount to the market for our shares of common stock, plus an equal number of warrants. The Nutmeg Group, LLC is a limited liability company that is owned by its members and managed by Randall Goulding, our President and CEO. Randall Goulding has voting and investment control over the shares. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

MARKET INFORMATION

     We plan to be spun-off from AdZone Research, Inc. and Senticore, Inc., and file an application (Form 211) with the N.A.S.D. to have our securities traded on the Over-The-Counter-Bulletin Board. Currently, there is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

HOLDERS OF OUR COMMON STOCK

     As of the date of this prospectus, we had 12 shareholders of record.

RULE 144 SHARES

     As of the date of this Prospectus, a total of 82,000,000 shares of our common stock are outstanding. Substantially all of these shares are proposed for registration. In addition, approximately 74,587,500 shares of common stock not covered by this registration are eligible for resale under Rule 144 of the Securities Act.

DIVIDENDS

     We have not paid any cash dividends and we currently intend to retain any future earnings, to the extent we have such earnings, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.


                             EXECUTIVE COMPENSATION
                     REMUNERATION OF DIRECTORS AND OFFICERS

     The following tables and discussion set forth information with respect to all compensation, including incentive stock option plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer and all other founders for all services rendered in all capacities to us for the period from August 4, 2004 (Date of Inception) to December 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                                  ------------------------------------
                                    ANNUAL COMPENSATION                           AWARDS                      PAYOUTS
                             -----------------------------------------------------------------------------------------
                                                              Other       Restricted                              All Other
                                                             Annual      Stock Awards  Securities   LTIP Payout  Compensation
Name and Principal Position             Salary    Bonus   Compensation       ($)       Underlying       ($)         ($)
                             Year        ($)       ($)         ($)                     Options/
                                                                                          SARs
Randall Goulding             2004        None     None        None                        None         None         None
(Secretary)                                                               $ 704,300
Brandon Goulding             2004        None     None        None                        None         None         None
(Treasurer)                                                               $ 276,196
Ryan Goulding                2004        None     None        None                        None         None         None
(Chief Financial Officer)                                                 $  27,620
Ronald Goulding              2004        None     None        None                        None         None         None
(President)                                                               $  18,413
Loren Comitor                2004        None     None        None                        None         None         None
(Vice President)                                                          $ 161,114
Randi White                  2004        None     None        None        $ 161,114       None         None         None
Alex Bosco                   2004        None     None        None        $  18,413       None         None         None
Adam Levinstein (Chief       2004        None     None        None                        None         None         None
Technology Officer)                                                       $  18,413

Stock Options

     The following tables set forth certain information concerning the granting and exercise of stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                           Option/SAR Grants for Last
                           --------------------------
                        Fiscal Year-Individual Grants(1)
                        --------------------------------

                          Number of          % of Total
                         Securities         Options/SARs
                         Underlying          Granted to
                        Options/SARs        Employees in      Exercise Price
Name                    Granted (#)         Fiscal Year          ($/sh)              Expiration Date
------------------------------------------------------------------------------------------------------
None                       None                None              None                     None


------------------------------------------------------------------------------------------------------


               Aggregated Option/SAR Exercises in Last Fiscal Year
              ----------------------------------------------------
                          And FY-End Option/SAR Values
                          ----------------------------

                                                                                                    Value of
                                                                             Number of             Unexercised
                                                                            Unexercised           In-the-Money
                                                                           Options/SARs           Options/SARs
                                                                             at FY-End             at FY-End
                                                                               (#)                    ($)
                             Shares Acquired       Value Realized         Unexercisable/         Unexercisable/
Name                         on Exercise (#)             ($)                Exercisable            Exercisable
---------------------------------------------------------------------------------------------------------------

None                              None                  None                   None                   None


Director Compensation

     There is no standard or individual compensation package for any of the directors.

EMPLOYMENT CONTRACTS

     No employment contracts exist at this time.

                                  LEGAL MATTERS

     The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

     The financial statements as of December 31, 2004 and as of June 30, 2005, included in this Prospectus have been so included in reliance on the report of Beckstead and Watts, LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                 WHERE YOU CAN FIND FURTHER INFORMATION ABOUT US

     This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

     You may read and copy all or any portion of the registration statement or any other information, which we filed at the SEC's public reference rooms in Washington, D.C. The address for the SEC's public reference room in Washington, D.C. is Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. You can request copies of these documents, upon payment of a duplicating filing fee, by writing to the SEC. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to you free or charge at the SEC's web site at http://www.sec.gov.

                             THE JUSTICE FUND, LTD.

                                   PROSPECTUS

                        12,912,500 Shares of Common Stock

                                November 3, 2005

     No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of The Justice Fund, Ltd. since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Illinois General Corporation Law and our Articles of Incorporation, as amended, and our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

     The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Bylaws provide that if the Illinois General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Illinois General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

             SEC Filing Fee                       $    1,519.80
             Registrar and Transfer Agent Fee*    $      350.00
             Legal Fees                           $   35,000.00
             Accounting Fees*                     $    4,000.00
             Miscellaneous*                       $      100.00
             --------------------------------------------------

             Total*                               $   40,969.80

* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     On December 27, 2004, we issued an aggregate of 30,000,000 shares of our common stock to Randall Goulding, our Secretary and Chairman of the Board of Directors, in consideration for founding our company.

     On December 27, 2004, we issued an aggregate of 3,000,000 shares of our common stock to Brandon Goulding, our Treasurer, in consideration for services performed on behalf of our company.

     On December 27, 2004, we issued an aggregate of 2,000,000 shares of our common stock to Ryan Goulding, our Chief Financial Officer, in consideration for services performed on behalf of our company.

     On December 27, 2004, we issued an aggregate of 17,500,000 shares of our common stock to Ronald Goulding, our President and Chief Executive Officer, in consideration for services performed on behalf of our company.

     On December 27, 2004, we issued an aggregate of 17,500,000 shares of our common stock to Loren Comitor, our Vice President and Director, in consideration for services performed on behalf of our company.

     On December 27, 2004, we issued an aggregate of 2,000,000 shares of our common stock to Adam Levinstein, our Chief Technology Officer, in consideration for services performed on behalf of our company.

     On December 27, 2004, we issued an aggregate of 4,000,000 shares of our common stock to two of our employees in consideration for services performed on behalf of our company.

     On December 27, 2004, we issued an aggregate of 500,000 shares of our common stock to a consultant in consideration for services performed on behalf of our company.

     On December 1, 2004, we entered into a Subscription Agreement with The Nutmeg Group, LLC, pursuant to which Nutmeg purchased 3,000,000 shares of common stock from the Company for $300,000 (at $0.10 per share), plus a warrant for every share. The warrants are exercisable at $.50 per share. These warrants expire December 31, 2009. . In the event that the average of the closing bid prices for the first five days following our company becoming public is below $0.20 per share, we would be obligated to issue more shares (and more warrants) to The Nutmeg Group, to make up the difference, thus assuring a 50% discount to the market for our shares of common stock, plus an equal number of warrants. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     On September 9, 2004, we entered into a an Amended Supplemental Agreement, which amends the Joint Venture/Distributorship Agreement and Supplemental Agreement, each dated as of September 9, 2004, with AdZone Research, Inc. and Senticore, Inc. pursuant to which we issued an aggregate of 2,500,000 shares of our common stock and warrants to purchase an aggregate of 2,500,000 shares of our common stock to AdZone and Senticore. The warrants are exercisable at $.50 per share.

     * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of TJF or executive officers of TJF, and transfer was restricted by TJF in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.


     The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

     3.1  Articles of Incorporation, dated as of August 2, 2004, filed herewith.

     3.2 Articles of Amendment to Articles of Incorporation, dated November 11, 2004, filed herewith.

     3.3 By-Laws of The Justice Fund, Ltd., filed herewith

     5.1 Opinion on legality from Sichenzia Ross Friedman Ference LLC, filed herewith.

     10.1 Subscription Agreement dated December 1, 2004 between the registrant and The Nutmeg Group, LLC, filed herewith.

     10.2 Registration Rights Agreement dated December 1, 2004 between the registrant and The Nutmeg Group, LLC, filed herewith.

     10.3 Warrant dated December 1, 2004 between the registrant and The Nutmeg Group, LLC, filed herewith.

     10.4 September 9, 2004 Joint Venture/Distributorship Agreement between AdZone Research, Inc., Senticore, Inc., and The Justice Fund, Ltd., filed herewith.

     10.5 September 9, 2004 Supplemental Agreement between AdZone Research, Inc., Senticore, Inc., and The Justice Fund, Ltd., filed herewith.

     10.6 September 9, 2004 Amended Supplemental Agreement between AdZone Research, Inc., Senticore, Inc., and The Justice Fund, Ltd., filed herewith.

     23.1 Consent of Beckstead and Watts, LLP, C.P.A.s, filed herewith.

     23.2 Consent of Counsel (see Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

        (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of a prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the


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form of a prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4)
or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains the form of a prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the 1933 Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Northbrook, State of Illinois, on the 3rd day of November, 2005.

                           The Justice Fund, Ltd.
                           An Illinois corporation


                           By: /s/ Ronald K. Goulding
                           ---------------------------
                           Ronald K. Goulding, Chief Executive Officer


                           Ryan Goulding
                           ----------------------
                           Ryan Goulding, Chief Financial Officer

     Pursuant to the requirements of the 1933 Securities Act, this Form SB-2 Registration Statement has been signed by the following persons in the capacities with The Justice Fund, Ltd. and on the dates indicated.


Dated:  November 3, 2005
                                   /s/ Ronald K. Goulding
                                   ----------------------
                                   Ronald K. Goulding, Chief Executive Officer
                                   (Principal Executive Officer) and Director




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